EXHIBIT 10.07

SOLAR ENERGY PURCHASE POWER AGREEMENT

BETWEEN

NEW MEXICO SUNTOWER, LLC AND

EL PASO ELECTRIC COMPANY

OCTOBER 17, 2008

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

SOLAR ENERGY PURCHASE POWER AGREEMENT

BETWEEN

NEW MEXICO SUNTOWER, LLC AND

EL PASO ELECTRIC COMPANY

OCTOBER 17, 2008

TABLE OF CONTENTS

ARTICLE 1 -	RULES OF CONSTRUCTION, INTERPRETATION, AND DEFINITIONS	1
1.1	Rules of Construction	1
1.2	Interpretation with Interconnection Agreement	2
1.3	Interpretation of Arrangements for Electric Supply to the Facility	2
1.4	Definitions	3

ARTICLE 2 -	TERM	14
2.1	Term	14

ARTICLE 3 -	FACILITY DESCRIPTION	14
3.1	Summary Description	14
3.2	General Design and Operation of the Facility	14
3.3	Environmental Compliance	15

ARTICLE 4 -	PRE-COMMERCIAL OPERATION	15
4.1	Construction of the Facility	15
4.2	Monitoring and Inspection	15
4.3	Construction Milestones	16
4.4	Extension of Construction Milestones	16
4.5	Progress Reports	16
4.6	Commissioning Tests	16
4.7	Site Report	17
4.8	Facility Contracts	17
4.9	Conditions to Commercial Operation	17
4.10	Test Energy	18

ARTICLE 5 -	DELIVERY AND METERING	19
5.1	Delivery Arrangements	19
5.2	Metering	19
5.3	Adjustment for Inaccurate Meters	20

ARTICLE 6 -	EPE CONDITIONS PRECEDENT	21
6.1	EPE Conditions Precedent	21

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

ARTICLE 7 -	SALE AND PURCHASE OF SOLAR ENERGY	21
7.1	Sale and Purchase	21
7.2	Committed Solar Energy	22
7.3	Title and Risk of Loss	22
7.4	Temporary Disconnection of the Facility	22

ARTICLE 8 -	ENERGY PAYMENT CALCULATIONS	22
8.1	Energy Payments	22
8.2	Non-Solar Energy	22
8.3	Curtailed Energy Payment Rate	23
8.4	Payment Support Requirement	23
8.5	Survival on Termination	23

ARTICLE 9 -	BILLING AND PAYMENT	24
9.1	Seller’s Invoices	24
9.2	EPE’s Invoices	24
9.3	Payments	24
9.4	Billing Disputes	24
9.5	Statement Errors	25
9.6	Set-Off and Payment Adjustments	25
9.7	Survival on Termination	25

ARTICLE 10 -	RENEWABLE ENERGY CERTIFICATES AND LIMITED SALE OF ENVIRONMENTAL ATTRIBUTES	25
10.1	Compliance with New Mexico Renewable Energy Act	25
10.2	Monthly RECs	25
10.3	Seller’s Failure to Provide Solar RECs	25
10.4	Limited Sale of Environmental Attributes	27
10.5	Administrative Compliance Cost Obligations	28

ARTICLE 11 -	SECURITY FOR PERFORMANCE	28
11.1	Security Fund	28

ARTICLE 12 -	DEFAULT AND REMEDIES	31
12.1	Construction Events of Default	31
12.2	Operational Events of Default	32
12.3	Seller’s Abandonment of Construction or Operation of the Facility	32
12.4	EPE Events of Default	33
12.5	Actual Damages	33
12.6	No Incidental, Consequential, or Indirect Damages	33
12.7	Duty to Mitigate	34
12.8	Dispute Resolution	34
12.9	Mediation	34
12.10	Other Dispute Processes	34
12.11	Cost of Dispute Resolution	35
12.12	Operation by EPE Following a Construction Event of Default, an Operational Event of Default, or Seller’s Abandonment of Construction or Operation of the Facility	35

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

12.13	Specific Performance	36
12.14	Remedies Cumulative	37
12.15	Payment of Amounts Due to EPE	37

ARTICLE 13 -	FACILITY OPERATION AND CONTRACT ADMINISTRATION	37
13.1	Facility Operation	37
13.2	Operating Committee and Operating Procedures	37
13.3	Scheduling	38
13.4	Forced Outages	38
13.5	Scheduled Maintenance	38
13.6	Additional Maintenance Outages	39
13.7	Access to and Inspection of Facility	40
13.8	Operating Parameters	40
13.9	Operating Records	40
13.10	Operating Log	40
13.11	Availability Reporting	41
13.12	Examination and Retention of Records	41
13.13	Facility Development Records and Data Submissions	41

ARTICLE 14 -	FORCE MAJEURE	42
14.1	Definition of a Force Majeure Event	42
14.2	Applicability of Force Majeure	43
14.3	Effect of Seller’s Force Majeure	43
14.4	Effect of EPE’s Force Majeure	46
14.5	Limitations on Effect of Force Majeure	47

ARTICLE 15 -	REPRESENTATIONS, WARRANTIES AND COVENANTS	48
15.1	Seller’s Representations, Warranties and Covenants	48
15.2	EPE’s Representations, Warranties and Covenants	49

ARTICLE 16 -	INSURANCE	50
16.1	Evidence of Insurance	50
16.2	Term and Modification of Insurance	51
16.3	Endorsements to Fire and All-Perils and Machinery Breakdown Policies	51
16.4	Insurance Reports	51

ARTICLE 17 -	INDEMNITY	51
17.1	Indemnification	51
17.2	Indemnification for Fines and Penalties	52
17.3	Notice of Claim, Loss or Proceeding	52
17.4	Defense of Claims	52
17.5	Subrogation	53

ARTICLE 18 -	ASSIGNMENT AND OTHER TRANSFER RESTRICTIONS	53
18.1	No Assignment Without Consent	53
18.2	Restriction on Transfers	54
18.3	Permitted Transfers	54
18.4	Collateral Assignment	54
18.5	Change of Control	54

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

18.6	Transfer without Consent is Null and Void	54
18.7	Prohibited Transfers	54
18.8	Reimbursement for EPE’s Costs from Transfers or Assignments	54

ARTICLE 19 -	MISCELLANEOUS	55
19.1	Waiver	55
19.2	Taxes	55
19.3	Monetary Penalties	56
19.4	Notices in Writing	56
19.5	Exhibit Changes	56
19.6	Other Changes	56
19.7	Disclaimer of Third Party Beneficiary Rights	56
19.8	Relationship of the Parties	57
19.9	Equal Employment Opportunity Compliance Certification	57
19.10	Survival of Obligations	57
19.11	Severability	57
19.12	Complete Agreement; Amendments	57
19.13	Binding Effect	58
19.14	Headings	58
19.15	Counterparts	58
19.16	Governing Law	58
19.17	Confidentiality	58
19.18	Compliance with Applicable Law	60
19.19	Press Releases and Media Contact	60
19.20	Due Authority	60

v

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT A	CONSTRUCTION MILESTONES
EXHIBIT B	FACILITY DESCRIPTION AND SITE MAPS
EXHIBIT C	NOTICE ADDRESSES
EXHIBIT D	INSURANCE COVERAGE
EXHIBIT E	SELLER’S REQUIRED GOVERNMENTAL AUTHORITY PERMITS, CONSENTS, APPROVALS, LICENSES AND AUTHORIZATIONS TO BE OBTAINED
EXHIBIT F	COMMITTED SOLAR ENERGY AND SOLAR ENERGY PAYMENT RATES
EXHIBIT G	SELLER’S FORMAT FOR RENEWABLE ENERGY CERTIFICATES

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

SOLAR ENERGY PURCHASE POWER AGREEMENT

BETWEEN

NEW MEXICO SUNTOWER, LLC

AND

EL PASO ELECTRIC COMPANY

This Solar Energy Purchase Power Agreement (including all exhibits attached hereto, this “Agreement”) is made this 17th day of October, 2008, (the “Execution Date”) by and between New Mexico SunTower, LLC (“Seller”), a Delaware corporation with a principal place of business at 130 W. Union Street, Pasadena, CA 91103, and El Paso Electric Company (“EPE”), a Texas corporation with headquarters in El Paso, Texas (EPE and Seller each being sometimes referred to in this Agreement as a “Party” or, collectively, as the “Parties”).

WHEREAS, Seller desires to develop, design, construct, own or lease and operate a solar electric generating facility with a Designed Maximum Output of approximately 92 MW (the “Facility,” as more fully described and defined below); and

WHEREAS, Seller intends to locate the Facility at the Site (as defined below) and to interconnect the Facility with the Transmission Provider (as defined below) as provided for in a separate Interconnection Agreement; and

WHEREAS, Seller desires to sell and deliver to EPE at the Point of Delivery (as defined below) the Solar Energy (as defined below) produced by the Facility, and EPE desires to buy the same from Seller; and

WHEREAS, Seller desires to provide EPE with the Solar Energy, which will be documented by solar Renewable Energy Certificates, and it is the intention of the Parties that all solar Renewable Energy Certificates documenting and associated with the Solar Energy provided shall be transferred to and owned by EPE at no additional cost; and

NOW THEREFORE, in consideration of the mutual covenants herein contained, the sufficiency and adequacy of which are hereby acknowledged, the Parties agree to the following:

ARTICLE 1 - RULES OF CONSTRUCTION, INTERPRETATION, AND

DEFINITIONS

1.1 Rules of Construction. Capitalized terms defined in this Article 1 shall have the meanings set forth herein whenever the terms appear in this Agreement, whether in the singular or the plural or in the present or past tense. Words not otherwise defined herein that have well known and generally accepted technical or trade meanings are used herein in accordance with such recognized meanings. In addition, the following rules of construction shall apply:

(A) References to “Articles,” “Sections,” or “Exhibits” shall be to articles, sections, or exhibits of this Agreement.

(B) The Exhibits attached hereto are incorporated in and are intended to be a part of this Agreement; provided, that, in the event of a conflict between the terms of any Exhibit and the terms of this Agreement, the terms of this Agreement shall control.

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(C) This Agreement was negotiated and prepared by both Parties with the advice and participation of counsel. The Parties have agreed to the wording of this Agreement, and none of the provisions hereof shall be construed against one Party on the ground that such Party is the author of this Agreement or any part hereof.

(D) The Parties shall act in a commercially reasonable manner and in accordance with the principles of good faith and fair dealing in the performance of this Agreement. Unless expressly provided otherwise in this Agreement, where this Agreement requires the consent, approval, or similar action by a Party, such consent or approval shall not be unreasonably withheld, conditioned or delayed. Wherever this Agreement gives a Party a right to determine, require, specify or take similar action with respect to a matter, such determination, requirement, specification or similar action shall be commercially reasonable.

(E) Use of the words “include” or “including” or similar words shall be interpreted as “include without limitation” or “including, without limitation.”

(F) Use of the words “tax” or “taxes” shall be interpreted to include taxes, fees, surcharges, and the like.

1.2 Interpretation with Interconnection Agreement. Each Party represents that it conducts its operations in a manner intended to comply with FERC Order No. 2004, “Standards of Conduct for Transmission Providers,” requiring the separation of its transmission and merchant functions. Moreover, the Parties acknowledge that EPE’s transmission function offers transmission service on its system in a manner intended to comply with FERC policies and requirements relating to the provision of open-access transmission service. The Parties recognize that Seller will enter into a separate Interconnection Agreement with the Transmission Provider.

(A) The Parties acknowledge and agree that the Interconnection Agreement shall be a separate and free-standing contract and that the terms of this Agreement are not binding upon the Transmission Provider. However, to avoid confusion between the two agreements, this Agreement may define certain terms by referencing their definition in the Interconnection Agreement.

(B) Notwithstanding any other provision in this Agreement, nothing in the Interconnection Agreement shall alter or modify Seller’s or EPE’s rights, duties and obligations under this Agreement. This Agreement shall not be construed to create any rights between Seller and the Transmission Provider.

(C) Seller expressly recognizes that, for purposes of this Agreement, the Transmission Provider shall be deemed to be a separate entity and separate contracting party whether or not the Interconnection Agreement is entered into with EPE or an Affiliate of EPE, if any.

1.3 Interpretation of Arrangements for Electric Supply to the Facility. The Parties recognize that this Agreement does not provide for the supply of any retail electric service by EPE to Seller or to the Facility, and Seller must enter into separate arrangements for the supply of retail electric services to the Facility.

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(A) The Parties acknowledge and agree that the arrangements for the supply of electric services to the Facility shall be separate and free-standing arrangements and that the terms of this Agreement are not binding upon the supplier of such electric services.

(B) Notwithstanding any other provision in this Agreement, nothing in the arrangements for the supply of retail electric services to the Facility shall alter or modify Seller’s or EPE’s rights, duties and obligations under this Agreement. This Agreement shall not be construed to create any rights between Seller and the supplier of such retail electric services.

(C) Seller expressly recognizes that, for purposes of this Agreement, the supplier of retail electric services to the Facility shall be deemed to be a separate entity and a separate contracting party whether or not the arrangement for the supply of retail electric services to the Facility is entered into with EPE or an Affiliate of EPE, if any.

1.4 Definitions. Unless defined elsewhere herein, capitalized terms used in this Agreement will have the following scope and meaning:

1.4.1 “Abandonment” means (i) the relinquishment of all possession and control of the Facility by Seller, other than a transfer or sale permitted under this Agreement, or (ii) if prior to the Commercial Operation Date, the cessation of the design, construction, testing and inspection of the Facility for ninety (90) consecutive Days by Seller, or Seller’s contractors, unless such relinquishment or cessation is (x) pursuant to Section 4.4(i) or 4.4(ii), (y) at EPE’s express request, or (z) caused by or attributable to a Force Majeure Event.

1.4.2 “Account” has the meaning set forth in Section 11.1(C)(2) of this Agreement.

1.4.3 “Additional Consents” means the approvals, consents, authorizations or other requirements not listed in the definition of Governmental Approvals in this Agreement that are required from any Government Authority with respect to the Facility.

1.4.4 “Additional Maintenance Outages” has the meaning assigned to it in Section 13.6 hereof.

1.4.5 “Affiliate” of any named person or entity means any other person or entity that controls, is under the control of, or is under common control with, the named entity. The term “control” (including the terms “controls,” “under the control of” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management of the policies of a person or entity, whether through ownership interest, by contract or otherwise.

1.4.6 “Agreement Approval” has the meaning set forth in Section 6.1 of this Agreement.

1.4.7 “Agreement Approval Date” means the date that, following full execution of this Agreement, the NMPRC issues a final order approving EPE’s 2008

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Procurement Plan and all periods for appeal of a final NMPRC order as described in Section 6.1 of this Agreement have expired under NMPRC requirements.

1.4.8 “Applicable Law” means all applicable laws, statutes, treaties, codes, ordinances, regulations, certificates, orders, licenses and permits of any Governmental Authority, now in effect or hereafter enacted, amendments to any of the foregoing, interpretations of any of the foregoing by a Governmental Authority having jurisdiction, and all applicable judicial, administrative, arbitration and regulatory decrees, judgments, injunctions, writs, orders, awards or like actions (including those relating to human health, safety, the natural environment, or otherwise).

1.4.9 “As-Available Solar Energy” means Solar Energy that Seller is obligated to deliver and sell and that EPE is obligated to purchase and receive whenever such energy is capable of being generated by the Facility.

1.4.10 “Back-Up Metering” means redundant Electric Metering Devices installed by either Party pursuant to Section 5.2(B) of this Agreement.

1.4.11 “Business Day” means any calendar day that is not a Saturday, a Sunday, or a NERC recognized holiday.

1.4.12 “CAMD” has the meaning set forth in Section 10.4(B) of this Agreement.

1.4.13 “Close of the Business Day” means 5:00 PM prevailing time in El Paso, Texas, on a Business Day.

1.4.14 “Commercial Operation” means the period beginning on the Commercial Operation Date and continuing through the Term of this Agreement.

1.4.15 “Commercial Operation Date” means the date designated by Seller to begin delivering Solar Energy to EPE pursuant to the terms of this Agreement, which shall take effect no sooner than thirty (30) Days after Seller provides notification to EPE, pursuant to Section 4.9 of this Agreement, that all of the Conditions specified in Section 4.9 have occurred or otherwise been satisfied.

1.4.16 “Commercial Operation Milestone” means the Construction Milestone for the Commercial Operation Date as specified in Exhibit A to this Agreement.

1.4.17 “Commercial Operation Year” means any twelve (12) consecutive month period during the Term of this Agreement, commencing with the first day of the Month following the Commercial Operation Date or any of its anniversaries.

1.4.18 “Commissioning” means, with respect to the Facility, the commencement of the period during which the Facility has begun Commissioning Testing and ending when the Facility has been approved for the production of Solar Energy and authorized to commence delivery of Solar Energy.

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.4.19 “Commissioning Tests” or “Commissioning Testing” has the meaning assigned to it in Section 4.6 of this Agreement.

1.4.20 “Committed Solar Energy” has the meaning set forth in Section 7.2 of this Agreement.

1.4.21 “Compliance Obligations” has the meaning ascribed to it in Section 4.9(E) of this Agreement.

1.4.22 “Conditions” has the meaning set forth in Section 4.9 of this Agreement.

1.4.23 “Confidential Information” has the meaning set forth in Section 19.17(D) of this Agreement.

1.4.24 “Construction Event(s) of Default” has the meaning set forth in Section 12.1 of this Agreement.

1.4.25 “Construction Milestone(s)” means the date(s) set forth in Exhibit A to this Agreement by which Seller agrees to achieve the corresponding result(s) specified for such date(s), including, but not limited to, the Commercial Operation Milestone.

1.4.26 “Curtailed Energy” has the meaning set forth in Section 8.3(A)(2) of this Agreement.

1.4.27 “Day” means a calendar day.

1.4.28 “Delivery Excuse” means an event solely due to actions or omissions by EPE that prevents or delays delivery of Solar Energy hereunder.

1.4.29 “Designed Maximum Output” means the maximum output of the Facility in kW as designated by Seller.

1.4.30 “Disclosing Party” has the meaning set forth in Section 19.17(A) of this Agreement.

1.4.31 “Dispute” has the meaning assigned to it in Section 12.8 of this Agreement.

1.4.32 “Dispute Notice” has the meaning assigned to it in Section 12.8 of this Agreement.

1.4.33 “Electric Metering Device(s)” means metering equipment, and data processing equipment used to measure, record, or transmit data relating to the Solar Energy output from the Facility and that are specified in the Interconnection Agreement. Electric Metering Devices include the metering current transformers (“CTs”) and the metering voltage transformers (“VTs”).

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.4.34 “Emergency Condition” means a condition or situation that presents an imminent physical threat of danger to life, health or property, or could reasonably be expected, in the opinion of the Interconnection Provider, to cause a significant disruption to the Interconnection Provider’s system or otherwise be required in accordance with the requirements of the NMPRC or any system condition not consistent with Good Utility Practices.

1.4.35 “Environmental Attributes” has the meaning assigned to it in Section 10.4(B) of this Agreement.

1.4.36 “Environmental Contamination” means the introduction or presence of Hazardous Materials at such levels, quantities or location, or of such form or character, as to constitute a violation of federal, state or local laws or regulations, and present a material risk under federal, state or local laws and regulations that the Site will not be available or usable for the purposes contemplated by this Agreement.

1.4.37 “EPC Contract” means the Construction Contract entered into between Seller and the Contractor in relation to construction of the Facility.

1.4.38 “EPC Contractor” means the Contractor as identified to EPE once selected by Seller.

1.4.39 “EPE Event(s) of Default” has the meaning set forth in Section 12.4 of this Agreement.

1.4.40 “EPE Procurement Plan” has the meaning set forth in Section 6.1 of this Agreement.

1.4.41 “EPE System Operations Center” or “EPE SOC” means EPE’s organization responsible for dispatch of generating units, including the Facility.

1.4.42 “Event of Default” has the meaning set forth in Section 12.5 of this Agreement.

1.4.43 “Execution Date” has the meaning set forth in the first paragraph of this Agreement.

1.4.44 “Expected Solar Energy” means the number of kilowatt hours (kWh) of Solar Energy that Seller expects the Facility to generate for delivery to the Point of Delivery and sale to EPE during each Commercial Operation Year. The Expected Solar Energy level shall be the value calculated in accordance with the following formula:

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Expected Solar Energy level, in kWh = ****

Where:

****

****

****

1.4.45 “Facility” means Seller’s electric generating facility and Seller’s Interconnection Facilities, as identified and described in Article 3 and Exhibit B to this Agreement, including, but not limited to, all of the following, the purpose of which is to produce electricity from Solar Energy and deliver such electricity to the Point of Delivery: the Site, Seller’s equipment, buildings, all of Seller’s generation facilities, including generators, step up transformers, output breakers, Seller’s facilities necessary to connect to the Point of Interconnection, protective and associated equipment, improvements, and other tangible assets or contract rights reasonably necessary for the construction, operation, and maintenance of the electric generating facility that produces the Solar Energy subject to this Agreement. The address of the Facility is as described in Exhibit B. A scaled map that identifies the Site, the location of the Facility at the Site, the location of the Point of Interconnection and the location of the important ancillary facilities and Interconnection Facilities, is included in Exhibit B to this Agreement.

1.4.46 “Facility Debt” means the obligations of Seller to any lender pursuant to the Financing Documents, including without limitation, principal of, premium and interest on indebtedness, fees, expenses or penalties, amounts due upon acceleration, payment or restructuring, swap or interest rate hedging breakage costs and any claims or interest due with respect to any of the foregoing.

1.4.47 “Facility Lender” means, collectively, any lender(s) providing any Facility Debt and any successor(s) or assigns thereto.

1.4.48 “FERC” means the Federal Energy Regulatory Commission or any successor agency.

1.4.49 “Financing Documents” means the loan and credit agreements, notes, bonds, indentures, security agreements, lease financing agreements, mortgages, deeds of trust, interest rate exchanges, swap agreements and other documents relating to the development, bridge, construction or permanent debt or equity financing for the Facility, including any credit enhancement, credit support, working capital financing, or refinancing documents, and any and all amendments, modifications, or supplements to the foregoing that may be entered into from time to time at the discretion of Seller subject to any required approvals, whether in this Agreement, or otherwise, in connection with development, construction, ownership, leasing, operation or maintenance of the Facility.

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.4.50 “Firm Transmission Service” means, as applicable, firm or network transmission service from the Point of Delivery provided by the Transmission Provider in accordance with its Open Access Transmission Tariff.

1.4.51 “Force Majeure Event” has the meaning set forth in Article 14 of this Agreement.

1.4.52 “Forced Outage” means a reduction of, or cessation in the delivery of, or inability to deliver, Solar Energy that is not the result of (i) a Scheduled Maintenance Outage, (ii) a Force Majeure Event, (iii) a Delivery Excuse, or (iv) an Emergency Condition.

1.4.53 “Good Utility Practice(s)” means any of the practices, methods and acts engaged in or approved by a significant portion of the electric industry during the relevant time period, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. Good Utility Practice is not intended to be limited to the optimum practice, method, or act to the exclusion of all others, but rather to be practices, methods, or acts generally accepted in the region. With respect to the Facility, Good Utility Practice(s) includes, without limitation, reasonable steps to ensure that: (i) equipment, materials, resources, and supplies, including spare parts inventories, are available to meet the Facility’s needs; (ii) sufficient operating personnel are available at all times and are adequately experienced and trained and licensed as necessary to operate the Facility properly, efficiently, and in coordination with EPE and are capable of responding to reasonably foreseeable emergency conditions whether caused by events on or off the Site; (iii) preventive, routine, and non-routine maintenance and repairs are performed on a basis that ensures reliable, long-term and safe operation, and are performed by knowledgeable, trained, and experienced personnel utilizing proper equipment and tools; (iv) appropriate monitoring and testing are performed to ensure equipment is functioning as designed; (v) equipment is not operated in a reckless manner, in violation of manufacturer’s guidelines or in a manner unsafe to workers, the general public, or the interconnected system or contrary to environmental laws, permits or regulations or without regard to defined limitations such as flood conditions, safety inspection requirements, operating voltage, current, volt-ampere reactive loading, frequency, rotational speed, polarity, synchronization, and control system limits; (vi) equipment and components meet or exceed the standard of durability that is generally used for electric generation operations in the region and will function properly over the full range of ambient temperature and weather conditions reasonably expected to occur at the Site and under both normal and emergency conditions; and (vii) equipment, components, and processes are appropriately permitted with any local, state, or federal Governmental Authority and are operated and maintained in accordance with applicable permit and regulatory requirements.

1.4.54 “Governmental Approval” means any authorization, consent, permission, approval, license, ruling, permit, exemption, variance, order, judgment, instruction, condition, direction, directive, decree, declaration of or regulation by any Governmental Authority relating to the construction, development, ownership,

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

occupation, start-up, testing, operation or maintenance of the Facility or to the execution, delivery or performance of this Agreement or the procurement pursuant to this Agreement of Solar Energy and solar Renewable Energy Certificates for inclusion in EPE’s renewable energy portfolio pursuant to the New Mexico Renewable Energy Act and recovery of the related costs, and shall also mean, where and as applicable and the context so dictates, any and all authorization, consent, permission, approval, license, ruling, permit, exemption, variance, order, judgment, instruction, condition, direction, directive, decree, declaration of or regulation with regard to any Compliance Obligations.

1.4.55 “Governmental Authority” means any federal, state, local or other governmental regulatory or administrative agency, court, commission, department, board, or other governmental subdivision, legislature, rulemaking board, tribunal, or other governmental authority having jurisdiction over the Parties, their respective facilities, or the respective services they provide, and exercising or entitled to exercise any administrative, executive, police, or taxing authority or power.

1.4.56 “Guaranty” shall have the meaning set forth in Section 11.1(C)(3) of this Agreement.

1.4.57 “Hazardous Materials” means any substance, material, gas, or particulate matter that is regulated by any Governmental Authority as an environmental pollutant or dangerous to public health, public welfare, or the natural environment including, without limitation, protection of non-human forms of life, land, water, groundwater, and air, including, without limitation, any material or substance that is: (i) defined as “toxic,” “polluting,” “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “solid waste” or “restricted hazardous waste” under any provision of local, state, or federal law; (ii) petroleum, including any fraction, derivative or additive; (iii) asbestos; (iv) polychlorinated biphenyls; (v) radioactive material; (vi) designated as a “hazardous substance” pursuant to the Clean Water Act, 33 U.S.C. §1251 et seq. (33 U.S.C. §1251); (vii) defined as a “hazardous waste” pursuant to the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq. (42 U.S.C. §6901); (viii) defined as a “hazardous substance” pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §9601 et seq. (42 U.S.C. §9601); (ix) defined as a “chemical substance” under the Toxic Substances Control Act, 15 U.S.C. §2601 et seq. (15 U.S.C. §2601); or (x) defined as a pesticide under the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. §136 et seq. (7 U.S.C. §136).

1.4.58 “Indemnified Party” has the meaning set forth in Section 17.1 of this Agreement.

1.4.59 “Indemnifying Party” has the meaning set forth in Section 17.1 of this Agreement.

1.4.60 “Interconnection Agreement” means the separate agreement between Seller and the Transmission Provider, as such agreement may be amended from time to time, for interconnection of the Facility to the Transmission System.

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.4.61 “Interconnection Facilities” has the same meaning as that same term is defined in the Interconnection Agreement.

1.4.62 “Interest Rate” has the meaning assigned to it in Section 5.3(C) of this Agreement.

1.4.63 “Interests” has the meaning set forth in Section 18.2 of this Agreement.

1.4.64 “Interim Period” means a period of less than three hundred sixty-five Days during which time EPE, upon Seller’s Construction Event of Default, Operational Event of Default or Abandonment of Construction or Operation of the Facility, shall have the right but not the obligation to possess, assume control of, and operate the Facility in accordance with Seller’s rights, obligations and interest under this Agreement.

1.4.65 “Issuer” has the meaning set forth in Section 11.1(C) of this Agreement.

1.4.66 “kW” means kilowatt.

1.4.67 “kWh” means kilowatt hour.

1.4.68 “Letter of Credit” shall have the meaning set forth in Section 11.1(C)(1) of this Agreement.

1.4.69 “Month” means a calendar month.

1.4.70 “Mountain Prevailing Time” or “MPT” means the time in effect in the Mountain Time Zone of the United States of America, whether Mountain Standard Time or Mountain Daylight Saving Time.

1.4.71 “MW” means megawatt or one thousand kW.

1.4.72 “MWh” means megawatt hours.

1.4.73 “NERC” means the North American Electric Reliability Council or any successor organization.

1.4.74 “NMPRC” means the New Mexico Public Regulation Commission and any predecessor or successor organization.

1.4.75 “Non-Conforming Order” has the meaning set forth in Section 6.1 of this Agreement.

1.4.76 “Non-Scheduled Maintenance Period” has the meaning set forth in Section 13.5(A) of this Agreement.

1.4.77 “Operating Committee” means one representative each from EPE and Seller pursuant to Section 13.2(A) of this Agreement.

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.4.78 “Operating Procedures” means those procedures developed pursuant to Section 13.2(B) of this Agreement.

1.4.79 “Operation and Maintenance Agreement” means that certain operation and maintenance agreement between Seller and the Operation and Maintenance Contractor with respect to the Facility, if applicable.

1.4.80 “Operation and Maintenance Contractor” means an operation and maintenance contractor as identified to EPE, if used by Seller.

1.4.81 “Operational Events of Default” has the meaning set forth in Section 12.2 of this Agreement.

1.4.82 “Parent” has the meaning set forth in Section 18.2 of this Agreement.

1.4.83 “Party Representative” or “Parties’ Representatives” has the meaning set forth in Section 12.8 of this Agreement.

1.4.84 “Permitted Transfer” has the meaning set forth in Section 18.3 of this Agreement.

1.4.85 “Person” means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental Authority.

1.4.86 “Point of Delivery” means the point at which electricity generated by Seller’s Facility is delivered to EPE, adjusted for any applicable metering losses. In general, the Point of Interconnection shall be the same as the Point of Delivery. Any differences between the Point of Interconnection and Point of Delivery shall be identified in Exhibit B to this Agreement.

1.4.87 “Point of Interconnection” has the same meaning as that same term is defined in the Interconnection Agreement.

1.4.88 “Project Contracts” means this Agreement, the EPC Contract, the Interconnection Agreement, and the Operation and Maintenance Agreement.

1.4.89 “Projected Schedule” has the meaning assigned to it in Section 13.3(A) of this Agreement.

1.4.90 “Rate Schedule No. 16 Rate” means the time-of-use energy rates in EPE’s twenty-sixth revised Rate No. 16, or its successor, as filed with the NMPRC that are in effect at the time.

1.4.91 “Receiving Party” has the meaning set forth in Section 19.17(A) of this Agreement.

1.4.92 “Renewable Energy Certificate(s)” or “REC(s)” means a certificate(s) that complies in all respects with the New Mexico Renewable Energy Act, the NMPRC’s

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Renewable Rule 572, and any applicable NMPRC Final Orders, each in effect as of the Execution Date, which documents that the energy delivered under this Agreement is Solar Energy as defined by the New Mexico Renewable Energy Act and is provided with the associated energy from Seller at no additional cost to EPE, except as set forth in Section 10.1 of this Agreement. RECs are the documentation required by the NMPRC to document that the associated energy is, in fact, Solar Energy. Compliance with EPE’s Renewable Portfolio Standard under the New Mexico Renewable Energy Act is documented by solar RECs.

1.4.93 “Replacement Energy Costs” means those damages suffered by EPE as a direct result of Seller’s failure to perform its obligations under this Agreement, including (i) all incremental costs suffered by EPE to replace the Solar Energy or the RECs that Seller fails to deliver to EPE under this Agreement with alternative Solar Energy that meets the requirements of the NMPRC, (ii) any replacement solar capacity necessary to make up for any shortfall in the capacity to be provided under this Agreement (to comply with the NMPRC’s Renewable Energy Standard) which shortfall was caused by Seller or the Facility, (iii) costs and penalties imposed by the NMPRC, or by any other Governmental Authority, paid or required to be paid by EPE as a result of Seller’s failure to perform under this Agreement and absence of fault or responsibility of EPE, and (iv) EPE’s expenses including reasonable attorneys’ fees suffered as a result of Seller’s failure to perform under this Agreement.

1.4.94 “Representative” has the meaning set forth in Section 19.17(B) of this Agreement.

1.4.95 “Required Commercial Operation Date” is July 31, 2011, except as otherwise provided in this Agreement.

1.4.96 “Restoration” and “Restoration Schedule” have the meanings set forth in Section 14.3(E)(2) of this Agreement.

1.4.97 “Restoration Report” has the meaning set forth in Section 14.3(E) of this Agreement.

1.4.98 “Revised Commercial Operation Milestone” means a date specified by Seller pursuant to Section 12.1(F) of this Agreement.

1.4.99 “Scheduled Maintenance Outage” means a time period during which the Facility is shut down or its output reduced to undergo scheduled maintenance in accordance with this Agreement, or as otherwise agreed by Seller and EPE.

1.4.100 “Security Fund” has the meaning set forth in Section 11.1 of this Agreement.

1.4.101 “Seller’s Interconnection Facilities” means the facilities owned and operated by the Seller as identified in the Interconnection Agreement. Arrangements for the installation and operation of the Seller’s Interconnection Facilities shall be governed by the Interconnection Agreement.

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.4.102 “Site” means real estate on which the Facility will be constructed and located, including any interests, easements, water rights, and access rights reasonably necessary for the construction, operation and maintenance of the Facility. The Site is more specifically described in Exhibit B to this Agreement.

1.4.103 “Solar Energy” means the net electrical energy generated in MWh using solar generation technologies and delivered to EPE at nominal voltage to the Point of Delivery as measured by Electric Metering Devices installed pursuant to Section 5.2 of this Agreement. Solar Energy should be of a power quality of 60 cycle, three-phase alternating current that is compliant with the Interconnection Agreement.

1.4.104 “Solar Energy Payment Rate” means the rate paid for Solar Energy by EPE to Seller as specified in Exhibit F to this Agreement.

1.4.105 “Tariff” has the same meaning as that same term is defined in the Interconnection Agreement.

1.4.106 “Tax Credits” means investment tax credits under Section 48 of the Internal Revenue Code as in effect on the Execution Date or any successor or other provision providing for a federal tax credit determined by reference to renewable electric energy produced from Solar Energy resources, or any federal, state or local investment tax credit or federal, state or local production tax credit determined by reference to renewable electric energy produced from Solar Energy resources in effect in the state of New Mexico.

1.4.107 “Term” means the period of time during which this Agreement shall remain in full force and effect, and which is further defined in Article 2 of this Agreement.

1.4.108 “Test Date” means the date on which Seller shall commence Commissioning of the Facility and shall be the date falling no later than forty-five (45) Days prior to the Commercial Operation Date or such other date as Seller and EPE may agree in writing.

1.4.109 “Test Energy” means that Solar Energy produced by the Facility in order to perform testing of the Facility prior to Commercial Operation.

1.4.110 “Transmission Owner” has the same meaning as that same term is defined in the Interconnection Agreement.

1.4.111 “Transmission Provider” has the same meaning as that same term is defined in the Interconnection Agreement.

1.4.112 “Transmission Provider’s Interconnection Facilities” means the facilities owned and operated by the Transmission Provider as identified in the Interconnection Agreement. Arrangements for the installation and operation of the Transmission Provider’s Interconnection Facilities shall be governed by the Interconnection Agreement.

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.4.113 “Transmission System” has the same meaning as that same term is defined in the Interconnection Agreement.

1.4.114 “WECC” means the Western Electricity Coordinating Council, a NERC regional electric reliability council, or any successor organization.

1.4.115 “Year” means a calendar year consisting of 365 Days.

ARTICLE 2 - TERM

2.1 Term. This Agreement shall be in full force and effect from the date shown in the first paragraph hereof and shall remain in effect until the last Day of the twentieth (20th) Commercial Operation Year, subject to any early termination or extension provisions set forth herein.

ARTICLE 3 - FACILITY DESCRIPTION

3.1 Summary Description. Seller shall construct, own or lease, operate, and maintain the Facility, which shall consist of devices for generating electricity and associated equipment having a Designed Maximum Output of approximately 92 MW which shall qualify as Solar Energy and which shall be located in New Mexico. As of the Execution Date, there are two prospective sites for the Facility, which are identified in Exhibit B. Prior to the Financial Commitment Milestone, Seller shall revise Exhibit B and provide notice to EPE of Seller’s determination, made in its sole discretion, of its final selection of the site for the Facility, such selection to be made from the two sites shown in Exhibit B. Exhibit B to this Agreement provides a detailed description of the Facility, including identification of the major equipment and components that comprise the Facility. The Expected Solar Energy generated from the Facility shall be ****. Seller may, in its sole discretion, but upon notice to EPE no later than ninety (90) Days prior to the Commercial Operation Date, make a one-time adjustment to increase or decrease the Expected Solar Energy generated from the Facility, such adjustment not to exceed **** of the Expected Solar Energy. In order to make this adjustment, Seller must also provide a revised Exhibit B to this Agreement describing the Facility and Site, including any increase or decrease not to exceed **** of the Expected Solar Energy.

(A) Sale/Leaseback. Subject to and conditioned upon the prior written consent of EPE, which consent shall not be unreasonably withheld, Seller may sell the Facility to a third party and lease-back and operate the Facility in accordance with the terms of this Agreement, provided that, (i) a copy of the applicable section of any such sale/leaseback agreement is provided to EPE at least thirty (30) Days prior to its execution, and (ii) any such sale and lease-back of the Facility by Seller shall fully preserve EPE’s right to assume the position of the Seller if EPE would have the right to purchase or lease the Facility as provided in Sections 12.12(A) or 14.3 of this Agreement.

3.2 General Design and Operation of the Facility. Seller shall construct and operate the Facility according to Good Utility Practice(s) and the Interconnection Agreement. During Commercial Operation, Seller shall maintain the Facility according to Good Utility Practice(s)

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

and the Interconnection Agreement, and in accordance with manufacturers’ recommendations. In addition to the requirements of the Interconnection Agreement, the Facility shall at all times:

(A) have the required panel space and 125VDC battery supplied voltage to accommodate metering, generator telemetering equipment and communications equipment; and

(B) use communication circuits from the Facility to EPE’s SOC for the purpose of telemetering, supervisory control/data acquisition, and voice communications as required by EPE.

3.3 Environmental Compliance. Seller must obtain and pay for all applicable environmental permits from any Governmental Authority needed for construction, operation, maintenance, and decommissioning of the Facility, copies of which will be provided by Seller to EPE within ten (10) Business Days of the issuance of such permits. Seller shall promptly notify EPE of any and all violations and any and all investigations, actions, claims, suits, notices of violation, fines, penalties, orders, revocations, and other proceedings related to violations or alleged violations of environmental laws, including, but not limited to, permits issued thereunder, which are asserted against Seller or any of Seller’s personnel in connection with the Facility or their activities on, along, adjacent to or near the Site by any Governmental Authority. Seller will keep EPE informed on a regular basis of the progress made and resolution of such events.

ARTICLE 4 - PRE-COMMERCIAL OPERATION

4.1 Construction of the Facility.

(A) Seller shall use commercially reasonable efforts to obtain any land rights necessary for the Facility.

(B) Other than the rights and obligations of EPE specified in this Agreement and any documents ancillary hereto, neither this Agreement nor any such ancillary document shall be interpreted to create in favor of EPE, and EPE specifically disclaims, any present right, title or interest in any part of the Facility.

(C) In the event Seller should determine that the expected Commercial Operation Date is not feasible or is impossible to achieve, Seller shall promptly notify EPE and shall advise EPE of the new expected Commercial Operation Date; provided, however, such new expected Commercial Operation Date shall not exceed the Required Commercial Operation Date.

4.2 Monitoring and Inspection. EPE shall have the right to monitor the construction, start-up and testing of the Facility, and Seller shall comply with all reasonable requests of EPE with respect to the monitoring of these events. Seller shall cooperate in such physical inspections of the Facility as may be reasonably requested by EPE during and after completion of construction. EPE’s technical review and inspection of the Facility shall neither be construed as endorsing the design thereof nor as any warranty of safety, durability, or reliability of the Facility. Persons visiting the Facility on behalf of EPE shall comply with Seller’s applicable safety and health rules and requirements.

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

4.3 Construction Milestones. In order to achieve the Commercial Operation Date by the Commercial Operation Milestone, Seller agrees to meet the Construction Milestones set forth in Exhibit A to this Agreement.

4.4 Extension of Construction Milestones. After executing this Agreement and subject to Section 14.3(E)(5) herein, Seller may extend any Construction Milestone as a result of the occurrence of one or more Force Majeure Events; provided, however, that such extension for reasons of Force Majeure Events may not delay achievement of any Construction Milestone beyond December 31, 2011. Delays that are due to (i) failure of the EPE Procurement Plan to be approved or deemed approved by the NMPRC by December 30, 2008 or (ii) failure of the Transmission Provider for any reason to complete the construction of the Transmission Provider’s Interconnection Facilities, to the extent such delay causes a delay in the Construction Milestone, shall extend each Construction Milestone day-for-day and the December 31, 2011, limitation on extensions shall not apply. Changes in a Construction Milestone for any other reason are not allowed.

4.5 Progress Reports. Commencing upon the Agreement Approval Date, Seller shall submit to EPE, on the first Business Day of each calendar quarter until construction of the Facility begins, progress reports in a form reasonably satisfactory to EPE. Once construction of the Facility begins, Seller shall submit such Progress Reports to EPE on the first Business Day of each Month. These progress reports shall notify EPE of the current status of each Construction Milestone and an updated completion schedule for the Facility. Such Monthly reports shall provide a schedule showing items completed and to be completed and a best estimate time-frame within which Seller expects the EPC Contractor to complete such non-completed works. Seller shall, from time to time, upon reasonable advance request from EPE, meet with EPE to discuss the progress of the construction of the Facility. None of the foregoing shall be deemed to be in lieu of, or in substitution for, the general record and reporting obligations of Seller in accordance with Article 13 of this Agreement.

4.6 Commissioning Tests.

(A) Seller shall give EPE at least three (3) Months prior notice of the approximate Test Date and of the proposed tests scheduled relating to the Commissioning of the Facility (“Commissioning Tests”). Representatives of EPE shall have the right to be present at all such testing. Seller shall promptly notify EPE of any changes to the Test Date or the date of any Commissioning Tests relating to the Facility in order that EPE may arrange for its respective representatives to attend.

(B) The results of Commissioning Tests shall determine the Facility’s Designed Maximum Output in MW.

(C) Nothing herein shall prevent or limit Seller or EPE, upon their mutual written agreement to same, subject to any required Governmental Approval, from establishing a new Committed Solar Energy at any level that they mutually agree is appropriate and desirable under this Agreement.

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(D) Solar Energy produced during any Commissioning Tests shall be delivered by Seller for EPE at the Point of Delivery, and EPE shall purchase such Solar Energy at the rate described in Section 8.1(A).

(E) EPE shall have the right to require that Seller, not more than once in any twelve (12) Month period beginning with the Commercial Operation Date, re-demonstrate the Designed Maximum Output in MW of the Facility within sixty (60) Days of the demand; provided, however, that such demand shall be coordinated among EPE and Seller so that the sixty (60) Day period for re-demonstration avoids, if practical, previously notified periods of Scheduled Maintenance Outages and Additional Maintenance Outages pursuant to this Article 4.

4.7 Site Report. Seller shall conduct, at its sole expense, a Phase I environmental investigation of the Site and shall provide EPE, prior to the Financial Commitment Milestone, with a copy of the report summarizing such investigation, together with any data or information generated pursuant to such investigation. Seller shall provide to EPE confirmation from an environmental engineer that (i) the Site has been inspected for Environmental Contamination and (ii) a Phase I environmental assessment has been completed. Such report, or other written confirmation provided by Seller, shall include a confirmation that, based upon such investigation and to the best of Seller’s knowledge, no conditions involving Environmental Contamination exist at or under the Site that would prevent or materially delay construction and operation of the Facility at the Site.

4.8 Facility Contracts. Upon reasonable notice and request by EPE, Seller shall provide EPE with copies of (or, in the case of agreements and contracts subject to non-disclosure covenants or similar provisions, summaries of): (i) contracts for the manufacture, delivery and installation of the generator and step-up transformer; (ii) engineering, procurement and construction, or other general contractor agreements; (iii) applicable operating agreements; and (iv) the applicable electric Transmission Agreement and Interconnection Agreement. Upon request, Seller shall also provide EPE with reasonable evidence that it has or will have the capability to finance construction of the Facility. Seller shall provide sufficient information for EPE to be reasonably assured that Seller has contracted with financially responsible vendors as part of the Facility construction process.

4.9 Conditions to Commercial Operation. Seller will (i) notify EPE when the Facility has achieved all of the conditions set forth in this Section 4.9 (“Conditions”), (ii) provide evidence reasonably acceptable to EPE of the satisfaction or occurrence of such Conditions, and (iii) designate the Commercial Operation Date for the Facility to occur no sooner than thirty (30) Days from the date that Seller provides such notification to EPE (“Notification Date”). EPE must accept or challenge Seller’s declaration that all Conditions have been satisfied or occurred within thirty (30) Days of the Notification Date, and any Condition that EPE does not challenge within thirty (30) Days of the Notification Date will be deemed satisfied. The Parties shall attempt to resolve any dispute that may arise regarding the satisfaction or occurrence of any Condition(s) through direct discussion or mediation, as set forth below in Sections 12.8 and 12.9 of this Agreement. Review and approval of the Conditions may occur on an ongoing and incremental basis, pending resolution of any dispute, as such Conditions are satisfied or occur. All costs and expenses necessary to meet the Conditions shall be borne solely by Seller. The Conditions, which must be met after the Agreement Approval Date has occurred, are:

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(A) Seller has satisfied all the requirements of the Interconnection Agreement and commenced interconnected parallel operation with the Transmission Provider;

(B) Seller has made all arrangements and executed all agreements required to deliver the Solar Energy from the Facility to the Point of Delivery in accordance with the provisions of this Agreement;

(C) Seller has provided EPE with copies of certificates of insurance evidencing that the coverage required by Article 16 of this Agreement has been obtained and submitted to EPE;

(D) Seller has submitted to EPE a certificate of an officer of Seller specifically familiar with the Facility stating, after due inquiry, that all permits, consents, licenses, approvals, and authorizations required to be obtained by Seller from any Governmental Authority to operate the Facility in compliance with applicable law and this Agreement have been obtained and are in full force and effect, and to the knowledge of that officer, Seller is in compliance with the terms and conditions of this Agreement in all material respects;

(E) As applicable, Seller has made all necessary governmental filings and applications for RECs and other accreditation or registration with the Western Renewable Energy Generation Information System (WREGIS). Additionally, Seller shall be in compliance with all applicable and required existing national and regional reliability standards, including standards set by WECC, NERC, FERC, and the NMPRC, or any successor agencies setting reliability standards for the operation of solar generation facilities in the location of the Facility. Prior to Commercial Operation Date, Seller shall register and provide documentation to EPE showing that it has registered with the appropriate Regional Reliability Organization (“RRO”) as a generator owner and has registered the generator operator to the extent required by NERC and the RRO. Except for FERC regulations, all of the foregoing requirements shall constitute the “Compliance Obligations” under this Agreement;

(F) An officer of Seller specifically familiar with the Facility has certified that the Designed Maximum Output of the entire Facility complies with the description of the Facility provided in Exhibit B to this Agreement on the date of certification, as such exhibit may be revised pursuant to Section 3.1 of this Agreement; and

(G) The Facility has achieved initial synchronization with the Transmission System and has demonstrated the reliability of its communications systems and communications with the EPE SOC.

None of the foregoing Conditions shall be deemed to be in lieu of, or in substitution for, the obligations of Seller in accordance with Section 13.13 of this Agreement.

4.10 Test Energy. Seller shall coordinate the production and delivery of Test Energy with EPE. EPE shall cooperate with Seller to facilitate Seller’s testing of the Facility necessary to satisfy the Conditions set forth in Section 4.9 above.

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

ARTICLE 5 - DELIVERY AND METERING

5.1 Delivery Arrangements.

(A) Seller shall be responsible for negotiating, entering into, and performing the Interconnection Agreement with the Transmission Provider and any other necessary entities for the design, installation and operation of the Interconnection Facilities.

(B) Seller shall request that the Transmission Provider design the Interconnection Facilities such that Seller’s Facility shall qualify as a Network Resource for EPE (as that term is defined in the Tariff) that uses firm or network transmission service.

(C) Within thirty (30) Days after the completion of any transmission studies by the Transmission Provider, Seller shall provide WECC, the Transmission Provider, and any applicable transmission owners with written permission to release such transmission study results to EPE. Alternatively, Seller may provide a copy of such study results to EPE.

(D) Seller shall be responsible for all interconnection, electric losses, and costs required to deliver the Solar Energy and Test Energy from the Facility to EPE up to the Point of Delivery.

(E) EPE shall be responsible for all electric losses, transmission and ancillary service arrangements and costs required to receive the Solar Energy at the Point of Delivery and to deliver such energy to points beyond the Point of Delivery.

5.2 Metering.

(A) All Electric Metering Devices used to measure the Solar Energy made available to EPE by Seller under this Agreement and to monitor and coordinate operation of the Facility shall be owned, installed, and maintained in accordance with the Interconnection Agreement at no cost to EPE under this Agreement. Such Electric Metering Devices shall be capable of measuring the energy output of the Facility on an hourly basis for all hours in a Month. Seller, at its own expense, shall inspect and test such Electric Metering Devices upon installation and at least annually thereafter. Upon request from EPE, Seller also shall perform additional inspections or tests of such Electric Metering Devices. Seller shall provide EPE with reasonable advance notice of, and permit a representative of EPE to witness and verify, all such inspections and tests, provided, however, that any such representative of EPE shall not unreasonably interfere with or disrupt Seller’s operation of the Facility and shall comply with all applicable safety standards as in effect and established by Seller from time to time. The actual expense of any EPE requested additional inspections or tests shall be borne by EPE, unless, upon such inspection or test, such Electric Metering Devices are found to register inaccurately by more than the allowable limits established in this Article 5, in which event the expense of the requested additional inspection or test shall be borne by Seller. If requested in writing, Seller shall provide copies of any inspection or test reports to EPE.

(B) Either EPE or Seller may elect to install and maintain, at its own expense, Back-up Metering devices in addition to the Electric Metering Devices, which installation and maintenance shall be performed in a manner acceptable to EPE. The installing Party, at its own

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

expense, shall inspect and test Back-Up Metering upon installation and at least annually thereafter. The installing Party shall provide the other Party with reasonable advance notice of, and permit a representative of such other Party to witness and verify, such inspections and tests, provided, however, that such other Party shall not unreasonably interfere with or disrupt the activities of the installing Party and shall comply with all applicable safety standards. Upon request, the installing Party shall perform additional inspections or tests of Back-Up Metering and shall permit a qualified representative of the other Party to inspect or witness the testing of Back-Up Metering; provided, however, that such other Party shall not unreasonably interfere with or disrupt the activities of the installing Party and shall comply with all applicable safety standards as in effect and established by the installing Party from time to time. The actual expense of any such requested additional inspection or testing shall be borne by the Party requesting the test, unless, upon such inspection or testing, Back-Up Metering is found to register inaccurately by more than the allowable limits established in this Article 5, in which event the expense of the requested additional inspection or testing shall be borne by the installing Party. If requested in writing, the installing Party shall provide copies of any inspection or testing reports to the requesting Party.

(C) If Electric Metering Devices or Back-Up Metering are not installed at the Point of Delivery, meters or meter readings shall be adjusted to reflect losses from the Electric Metering Devices or Back-Up Metering to the Point of Delivery.

(D) If any Electric Metering Device, or Back-Up Metering, is found to be defective or inaccurate, it shall be adjusted, repaired, replaced and recalibrated, as necessary, as near as practicable to a condition of zero error by the Party owning such defective or inaccurate device and at that Party’s expense.

5.3 Adjustment for Inaccurate Meters. If any Electric Metering Device, or Back-Up Metering, fails to register, or if the measurement made by an Electric Metering Device, or Back-Up Metering, is found upon testing to be inaccurate by more than one percent (1.0%), an adjustment shall be made correcting all measurements by the inaccurate or defective Electric Metering Device, or Back-Up Metering, for both the amount of the inaccuracy and the period of the inaccuracy, in the following manner:

(A) In the event that the Electric Metering Device is found to be defective or inaccurate, the Parties shall use Back-up Metering, if installed, to determine the amount of such inaccuracy, provided, however, that Back-Up Metering has been tested and maintained in accordance with the provisions of this Article 5. In the event that either Party did not install Back-Up metering, or Back-Up Metering is also found to be inaccurate by more than one percent (1.0%), the Parties shall estimate the amount of the necessary adjustment on the basis of deliveries of Solar Energy from the Facility and to the Point of Delivery during periods of similar operating conditions when the Electric Metering Device was registering accurately. The adjustment shall be made for the period during which inaccurate measurements were made.

(B) In the event that the Parties cannot agree on the actual period during which the inaccurate measurements were made, the period during which the measurements are to be adjusted shall be the shorter of (i) the last one-half of the period from the last previous test of the Electric Metering Device to the test that found the Electric Metering Device to be defective or

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inaccurate, or (ii) the one hundred eighty (180) Days immediately preceding the test that found the Electric Metering Device to be defective or inaccurate.

(C) To the extent that the adjustment period covers a period of deliveries for which payment has already been made by EPE, EPE shall use the corrected measurements as determined in accordance with this Article 5 to re-compute the amount due for the period of the inaccuracy and shall subtract the previous payments by EPE for this period from such re-computed amount. If the difference is a positive number, the difference shall be paid by EPE to Seller; if the difference is a negative number, that difference shall be paid by Seller to EPE. In either case, the owing Party, at its discretion, may offset such payments due the other Party against undisputed amounts owed by the other Party as specified in Section 9.3(A) of this Agreement. The owing Party shall provide the other Party with notice and supporting documentation of the amount due. Except for offsets to payments, which may be offset immediately, payment of such difference by the owing Party shall be made not later than thirty (30) Days after the owing Party receives notice and supporting documentation of the amount due. Interest shall be computed for any payments or offsets to payments made pursuant to this Section 5.3(C) at a rate equal to one-twelfth (1/12) of the prime rate published in the Wall Street Journal on the invoice due date (the “Interest Rate”).

ARTICLE 6 - EPE CONDITIONS PRECEDENT

6.1 EPE Conditions Precedent. This Agreement shall become effective upon execution by the Parties, provided that the 2008 Procurement Plan filed by EPE pursuant to the New Mexico Renewable Energy Act (the “EPE Procurement Plan”), which includes a request for approval to procure renewable energy, or capacity, or both, and RECs pursuant to this Agreement for use in meeting the renewable portfolio standard of the New Mexico Renewable Energy Act and to recover the cost of such procurement, is (i) approved without material change by the NMPRC by final NMPRC order, and (ii) all periods for appeal of the order have expired under NMPRC requirements (the “Agreement Approval”). The date for Agreement Approval is anticipated to be no later than December 30, 2008 (the “Agreement Approval Date”). Should the NMPRC issue an order approving the EPE Procurement Plan with conditions or modifications that materially change this Agreement, or rejecting this Agreement on the basis of reasons set forth in such order (in either case a “Non-Conforming Order”), the Parties agree to use good faith efforts to renegotiate this Agreement. If, within sixty (60) days of the issuance of a Non-Conforming Order, no agreement is reached, either Party may terminate this Agreement upon delivery of notice to the other Party, in which case the Parties shall have no further liability to each other under this Agreement.

ARTICLE 7 - SALE AND PURCHASE OF SOLAR ENERGY

7.1 Sale and Purchase. Beginning on the Commercial Operation Date, Seller shall generate from the Facility, deliver to the Point of Delivery, and sell to EPE, at the applicable prices set forth in Article 8 of this Agreement, all Solar Energy generated by the Facility. Except as otherwise expressly provided for herein, this Agreement shall not be construed to constitute a “take-or-pay” contract, and EPE shall have no obligation to pay for any energy that has not actually been generated by the Facility, measured by the Electric Metering Device(s), and delivered to EPE at the Point of Delivery. As provided in Article 10 of this Agreement,

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Renewable Energy Certificates associated with the Solar Energy generated by the Facility shall be transferred to and owned by EPE at no additional cost.

7.2 Committed Solar Energy. Committed Solar Energy is set forth in Exhibit F to this Agreement and is the number of megawatt hours (MWh) of Solar Energy committed to be delivered by Seller to EPE in each Commercial Operation Year. The Committed Solar Energy level is ****, and takes into account all factors, including any expected Facility unavailability due to scheduled and forced outages as well as degradation of equipment at the Facility.

7.3 Title and Risk of Loss. As between the Parties, Seller shall be deemed to be in control of the Solar Energy output from the Facility up to and until delivery and receipt at the Point of Delivery, and EPE shall be deemed to be in control of such energy at and beyond delivery and receipt at the Point of Delivery. Title and risk of loss related to the Solar Energy shall transfer from Seller to EPE at the Point of Delivery.

7.4 Temporary Disconnection of the Facility. No payments shall be due Seller for curtailments of delivery of Solar Energy resulting from a temporary disconnection of the Facility by the Interconnection Provider pursuant to the Interconnection Agreement.

ARTICLE 8 - ENERGY PAYMENT CALCULATIONS

8.1 Energy Payments. Energy payments to Seller shall be calculated as follows for each Month:

(A) Prior to Commercial Operation. EPE shall pay Seller the Rate Schedule No. 16 Rate times the Test Energy delivered to EPE during the Month. If the Rate Schedule No. 16 Rate no longer exists, EPE shall pay for such Test Energy at its then-current avoided cost.

(B) During Commercial Operation. Provided that the cumulative deliveries in the Commercial Operation Year do not exceed ****, EPE shall pay Seller ****. For all Solar Energy delivered by Seller to EPE in a Commercial Operation Year that is in excess of ****.

8.2 Non-Solar Energy.

(A) Except as provided by Section 8.3 of this Agreement, EPE shall not be obligated to make any payment, regardless of reason or Force Majeure Event, affecting either Party, for energy that (i) does not qualify as Solar Energy; (ii) is not measured by the Electric Metering Device(s) installed pursuant to Section 5.2 of this Agreement, as such measurement may be adjusted pursuant to Section 5.3 of this Agreement; and (iii) is not delivered to EPE at the Point of Delivery.

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(B) For energy that does not qualify as Solar Energy, EPE shall have the option, at its sole discretion, to purchase such non-Solar Energy from Seller and shall pay Seller EPE’s then-current avoided cost. If EPE declines to purchase such non-Solar Energy, then Seller may sell such non-Solar Energy to a third party.

8.3 Curtailed Energy Payment Rate.

(A) If delivery of Solar Energy is curtailed by EPE, then:

(1) Seller may sell the Solar Energy from the Facility to a third party;

(2) If Seller does not sell the Solar Energy to a third party, the Parties shall determine the quantity of Solar Energy that would have been generated by the Facility and delivered to the Point of Delivery had its generation not been so curtailed (“Curtailed Energy”), and EPE shall pay to Seller for such Curtailed Energy all amounts that Seller would have received from EPE under this Agreement had generation not been so curtailed;

(3) The rate to be paid by EPE to Seller for Curtailed Energy is ****. However, any Solar Energy sold by Seller to a third party pursuant to (1) above shall not count toward the calculation of the rate payment as set forth in this subsection (3) annual curtailment hour total.

(B) Notwithstanding anything in this Section 8.3 to the contrary, no payment shall be due to Seller from EPE under paragraph (A) above for curtailments of delivery of Solar Energy resulting from:

(1) an Emergency Condition, or Force Majeure Event,

(2) any action taken by the Interconnection Provider under the Interconnection Agreement,

(3) any curtailment of Firm Transmission Service by the applicable Transmission Provider, to provide transmission of Solar Energy from the Point of Delivery, or

(4) any notification from EPE’s SOC requiring Seller to curtail deliveries of Solar Energy if Seller has failed to obtain or maintain in full force and effect any Governmental Approval which has the effect of preventing delivery of Solar Energy pursuant to this Agreement.

8.4 Payment Support Requirement. Neither Party shall initiate any action before any Governmental Authority to deny recovery of payments under this Agreement. Each Party shall use commercially reasonable efforts to defend all terms and conditions of this Agreement consistent with Applicable Law.

8.5 Survival on Termination. The provisions of this Article 8 shall survive the repudiation, termination or expiration of this Agreement for so long as may be necessary to give

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effect to any outstanding payment obligations of the Parties due and payable prior to any such repudiation, termination or expiration.

ARTICLE 9 - BILLING AND PAYMENT

9.1 Seller’s Invoices. The monthly billing period shall be the Month. No later than five (5) Business Days after the end of each Month, Seller shall provide to EPE, by electronic means or first-class mail, an invoice showing the invoice date, the invoice due date and all billing parameters, rates, and any other data reasonably pertinent to the invoice, including information required by Section 10.2 of this Agreement, for the amount owed to Seller from EPE for Solar Energy provided by Seller and purchased by EPE pursuant to Section 8.1 of this Agreement during the previous Month billing period.

9.2 EPE’s Invoices. No later than five (5) Business Days after the end of a Month in which Seller owes payments to EPE under this Agreement, EPE shall provide the Seller, by electronic means or first-class mail, an invoice showing the invoice date, the invoice due date and all billing parameters, rates, and any other data reasonably pertinent to the invoice for any amount owed by Seller to EPE under this Agreement.

9.3 Payments. Unless otherwise specified herein, payments owed under this Agreement shall be due and payable by check or by electronic funds transfer, as designated by the invoicing Party, on or before the twentieth (20th) Business Day following the date of the billing invoice provided that such invoice was rendered within the five-day period set forth in Sections 9.1 and 9.2 of this Agreement and, if not so rendered, such payment shall be due on the 20th Business Day of the following month. Remittances received by mail will be considered to have been paid when due if the postmark indicates the payment was mailed on or before the fifteenth (15th) Business Day following receipt of the invoice.

(A) EPE may offset any amounts that it owes Seller against any undisputed amounts that Seller owes EPE, including damages, interest payments, and other payments. Seller may include in its invoices and offset any amounts that it owes EPE against any undisputed amounts that EPE owes Seller for the purchase of Solar Energy under this Agreement, including damages, interest payments, and other payments. Any such offsets by either Party shall be clearly represented in the invoices described in Sections 9.1 or 9.2 of this Agreement.

(B) Undisputed and non-offset portions of amounts invoiced under Sections 9.1 or 9.2 of this Agreement not paid on or before the invoice due date shall be subject to the late payment interest charges calculated as set forth in this Section 9.3(B). The late payment interest charge rate per month shall be at the Interest Rate. The late payment interest charge shall equal this rate times the unpaid balance of undisputed and non-offset portions of amounts invoiced. The late payment interest charge shall be added and itemized in the next billing invoice of either EPE or Seller, whichever is appropriate.

9.4 Billing Disputes. Either Party may dispute invoiced amounts but shall pay to the other Party at least the undisputed portion of invoiced amounts on or before the invoice due date pending resolution of the dispute. Full payment of an invoice shall not waive a Party’s right to later dispute the invoice provided that notice of a disputed invoice is presented by the disputing Party to the other Party within twelve (12) months of an invoice due date, accompanied by an

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explanation of the specifics of the dispute as well as a request for a refund or an additional payment, whichever is appropriate. When a billing dispute is resolved, EPE or Seller, as appropriate, shall invoice the other Party the amount agreed to by the Parties no later than fifteen (15) Business Days after the end of the Month in which the dispute is resolved. The amount owed shall include any late payment interest charges calculated from the original invoice due date in accordance with the provisions of Section 9.3(B) above. Either Seller or EPE may elect to offset amounts owed to the other Party pursuant to Section 9.3(A) above.

9.5 Statement Errors. If, within two (2) years of a Statement Date, either Party becomes aware of any error in any statement, such Party shall, immediately upon discovery of the error, notify in writing the other Party of such error and the other Party shall rectify such error (whether such error was in the form of an underpayment or overpayment) within thirty (30) Days of such notification. Provided that the other Party is satisfied (in its sole and reasonable discretion) that the aforementioned notification requirements have been complied with in good faith by the Party who has made the error, interest shall be payable in respect of any amount that was erroneously overpaid or underpaid at the Interest Rate.

9.6 Set-Off and Payment Adjustments. Except as otherwise expressly provided for in this Agreement, all payments between the Parties under this Agreement shall be made free of any restriction or condition and without deduction or withholding on account of any other amount, whether by way of set-off or otherwise. Payments to be made under this Agreement shall, for a period of not longer than two (2) years, remain subject to adjustment based on billing adjustments due to error or omission by either Party, provided that such adjustments have been agreed to between the Parties or resolved in accordance with the provisions of Section 12.8 hereof.

9.7 Survival on Termination. The provisions of this Article 9 shall survive the repudiation, termination or expiration of this Agreement for so long as may be necessary to give effect to any outstanding payment obligations of the Parties that became due and payable prior to any such repudiation, termination or expiration.

ARTICLE 10 - RENEWABLE ENERGY CERTIFICATES AND LIMITED SALE OF

ENVIRONMENTAL ATTRIBUTES

10.1 Compliance with New Mexico Renewable Energy Act. Seller must comply with the New Mexico Renewable Energy Act and provide associated solar RECs, in the format to be provided by EPE and in compliance with NMPRC Rule 572. Seller shall provide the solar RECs associated with the Solar Energy sold and delivered to EPE under this Agreement at no additional cost.

10.2 Monthly RECs. Seller shall provide solar RECs monthly using the format in Exhibit G to this Agreement and shall include the appropriate number of solar RECs associated with the Solar Energy purchased during the month in each monthly invoice.

10.3 Seller’s Failure to Provide Solar RECs. Except for Force Majeure Event(s) and any curtailments pursuant to Sections 7.4 or 8.3 of this Agreement, if Seller’s failure to provide the Committed Solar Energy causes EPE to need additional solar RECs to meet its obligations under NMPRC Renewable Rule 572, Seller shall first use commercially reasonable efforts to

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

obtain replacement solar RECs and deliver them to EPE for the quantity of solar RECs EPE notifies Seller that it requires up to the quantity of solar RECs associated with the Committed Solar Energy. EPE must notify Seller that it requires such replacement solar RECs within ninety (90) Days of Seller’s failure to provide the solar RECs associated with the Committed Solar Energy. Seller must deliver replacement solar RECs within thirty (30) Days of EPE’s notice to Seller of the required quantity of solar RECs. EPE will reimburse Seller for the actual cost of the replacement RECs. However, should the total of the actual cost of the replacement RECs that Seller purchases and the replacement energy that EPE actually purchased to replace the Solar Energy not provided by Seller, assuming that such replacement energy is an As Available energy product excluding RECs, exceed the price of energy sold to EPE under this Agreement per Exhibit F, such incremental costs may be deducted from the monies owed to Seller for the replacement RECs. Notwithstanding the actual cost of replacement solar RECs and the cost of replacement energy that EPE actually purchased, Seller’s minimum liability to EPE shall be **** and maximum liability to EPE shall be **** for each REC not delivered, such maximum liability to escalate at **** per year after the first ten (10) years of this Agreement.

(A) If such replacement solar RECs are not obtained and delivered by Seller to EPE, EPE may, at its discretion but no later than ninety (90) Days after Seller’s failure to provide the solar RECs associated with the Committed Solar Energy, attempt to obtain replacement solar RECs up to the quantity of solar RECs associated with the Committed Solar Energy. EPE will be responsible for the costs for these replacement RECs. However, should the total of the actual cost of the replacement RECs that EPE purchases and the replacement energy that EPE actually purchased to replace the Solar Energy not provided by Seller exceed the price of energy sold to EPE under this Agreement per Exhibit F, such incremental costs will be paid by Seller to EPE. EPE’s failure to obtain replacement solar RECs associated with the Committed Solar Energy does not relieve Seller of the obligation to obtain replacement solar RECs in an amount equal to the Committed Solar Energy. Notwithstanding the actual cost of replacement solar RECs and the cost of replacement energy that EPE actually purchased, Seller’s minimum liability to EPE shall be **** and maximum liability to EPE shall be **** for each REC not delivered, such maximum liability to escalate at **** per year after the first ten (10) years of this Agreement.

(B) If sufficient replacement solar RECs are unavailable, Seller shall pay EPE the cost of any NMPRC fines incurred by EPE as a result of EPE’s failure to meet its obligations under NMPRC Renewable Rule 572 caused by Seller’s failure to provide the Committed Solar Energy and associated solar RECs. EPE shall allocate any applicable fines to Seller and other sellers of Solar Energy with whom EPE has a contract and which failed to meet their obligations for delivery of RECs to EPE on a prorata basis based upon contract commitments and shortfalls.

(C) Seller shall not be responsible for paying EPE for its purchase of replacement solar RECs that are due to: (i) delays in the Commercial Operation Milestone caused by events described in Section 4.4(i) and (ii) of this Agreement, or (ii) a Force Majeure Event as described in Article 14 of this Agreement.

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

10.4 Limited Sale of Environmental Attributes.

(A) Effective from the Commercial Operation Date, EPE shall purchase all of the Solar Energy associated with the Solar Energy delivered by Seller. EPE shall also acquire, and retain ownership of, and the right to market and sell all of the Environmental Attributes (defined below) associated with the generation of Solar Energy associated with the Committed Solar Energy delivered by Seller; provided, however, that nothing in this Section 10.4 shall have any effect upon the monetary amounts for payments for energy, as the same may otherwise be provided for herein.

(B) “Environmental Attributes” means all attributes, excluding Tax Credits, of an environmental or other nature that are created or otherwise arise from the Facility’s generation of electricity from solar energy in contrast with the generation of electricity using nuclear or fossil fuels or other traditional resources. Forms of such attributes include any and all environmental air quality credits, green credits, carbon credits, emissions reduction credits, certificates, tags, offsets, allowances, or similar products or rights, howsoever entitled, (i) resulting from the avoidance of the emission of any gas, chemical, or other substance, including mercury, nitrogen oxide, sulfur dioxide, carbon dioxide, carbon monoxide, particulate matter or similar pollutants or contaminants of air, water, or soil gas, chemical, or other substance, and (ii) attributable to the generation, purchase, sale or use of solar energy associated with the Committed Solar Energy delivered by Seller from or by the Facility, or otherwise attributable to the Facility during the Term. Environmental Attributes include those currently existing or arising during the Term under local, state, regional, federal, or international legislation or regulation relevant to the avoidance of any emission described in this Section 10.4 under any governmental, regulatory or voluntary program, including the United Nations Framework Convention on Climate Change and related Kyoto Protocol or other programs, laws or regulations involving or administered by the Clean Air Markets Division of the Environmental Protection Agency or successor administrator (collectively with any local, state, regional, or federal entity given jurisdiction over a program involving transferability of Environmental Attributes, the “CAMD”). Seller and EPE shall execute all documents and instruments necessary to effect retention of the Environmental Attributes by EPE or its respective designees. Should the CAMD notify EPE that it will not authorize the retention by EPE of any Environmental Attributes as contemplated by this Agreement, Seller shall cooperate with the CAMD and take all reasonable action to enable EPE to retain the Environmental Attributes as herein described. Seller shall not submit to the CAMD, under §1605(b) of the Energy Policy Act of 1992 or any other applicable program, any reports describing any of the Environmental Attributes as belonging to anyone other than EPE or its respective designees. Seller and EPE will promptly give to one another copies of any documents they submit to the CAMD.

(C) Ownership by EPE of Environmental Attributes shall be for the entire Term of this Agreement, including any Environmental Attributes that are reserved or “banked” throughout the Term of this Agreement but not used, sold, assigned or otherwise transferred during the Term of this Agreement. EPE may, to the extent permitted by Applicable Law and this Agreement, assign its rights, title and interest in and to any Environmental Attributes associated with the Facility to one or more third parties under any transaction permitted by Applicable Law.

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(D) Tax Credits in effect on the date of this Agreement or any successor or other provision providing for a federal, state or local tax credit determined by reference to renewable electric energy produced from Solar Energy resources shall be owned by Seller.

(E) Environmental Attributes in the form of solar RECs associated with Solar Energy purchased pursuant to this Agreement shall be owned by EPE, who shall have the right to use such solar RECs to satisfy (i) any applicable legal requirements, including a renewable portfolio standard, or (ii) the purchase requirements of its retail customers.

10.5 Administrative Compliance Cost Obligations.

(A) Up to an annual amount of $25,000, Seller shall be solely responsible for the cost of administrative compliance with all Compliance Obligations, as well as all costs of complying with NMPRC Rule 572 and any NMPRC Rule(s) governing the registration and accounting for RECs that may be enacted or amended after the Execution Date.

(B) For any annual amount in excess of $25,000 for purposes described in (A) above, EPE and Seller shall each pay half of such amount provided, however, that Seller shall provide, within 30 days of the end of the year, an accounting of all such administrative compliance costs incurred for the year.

(C) Administrative compliance cost obligations referenced in this Section 10.5 shall not include costs associated with Seller’s obligations pursuant to Sections 3.3 and 4.7 of this Agreement or any fines or penalties assessed against Seller.

ARTICLE 11 - SECURITY FOR PERFORMANCE

11.1 Security Fund.

(A) Seller shall establish, fund, and maintain a security fund, pursuant to the provisions of this Article 11 (“Security Fund”), which shall be available to (i) pay any amount due EPE pursuant to this Agreement, whether arising before, on, or after the Commercial Operation Date or termination of this Agreement, (ii) provide EPE security that Seller will construct the Facility to meet the Construction Milestones, and (iii) provide security to EPE to cover damages, including Replacement Energy Costs, should the Facility fail to achieve the Commercial Operation Date or otherwise not operate in accordance with this Agreement. Seller shall establish the Security Fund at a level of twenty dollars per kilowatt ($20/kW) of Designed Maximum Output no later than thirty (30) Days following the Execution Date. Seller shall increase the Security Fund by twenty dollars per kilowatt ($20/kW) of Designed Maximum Output, to a total level of forty dollars per kilowatt ($40/kW) within thirty (30) Days of the later of (y) obtaining construction permits or (z) execution of the Interconnection Agreement, but in no event later than June 1, 2010. Seller shall increase the Security Fund by twenty dollars per kilowatt ($20/kW) of Designed Maximum Output, to a total level of sixty dollars per kilowatt ($60/kW) of Designed Maximum Output, at least thirty (30) days prior to the Commercial Operation Date. Seller shall maintain the Security Fund at such required level throughout the remainder of the Term. Seller shall replenish the Security Fund to the applicable required level within ten (10) Business Days after any draw on the Security Fund by EPE.

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(B) In addition to any other remedy available to it under this Agreement or at law, EPE may, to the extent Seller fails to perform or abide by the terms of this Agreement, or by order of a Governmental Authority of competent jurisdiction, before, on, or after termination of this Agreement, draw from the Security Fund such amounts as are necessary to recover amounts owing to EPE pursuant to this Agreement. Such amounts include any damages due to EPE and any amounts for which EPE is entitled to indemnification under this Agreement. EPE must provide notice to Seller ten (10) Business Days prior to drawing such amounts from the Security Fund. If Seller fails to deliver payment of such amounts by check or electronic funds transfer to EPE within ten (10) Business Days of such notification, EPE may, in its sole discretion, draw all or any part of such amounts due to it from any form of security to the extent available pursuant to this Section 11.1, and from all such forms, and in any sequence EPE may select. Any failure to draw upon the Security Fund or other security for any damages or other amounts due to EPE shall not prejudice EPE’s rights to recover such damages or amounts in any other manner.

(C) The Security Fund shall be established in the amounts specified in Section 11.1(A) above, shall be maintained at Seller’s sole expense, shall be originated by or deposited in a financial institution or company acceptable to EPE and meeting the requirements specified in Section 11.1(C)(1) below (“Issuer”), and, prior to the Commercial Operation Date, shall be (i) in the form of the instrument described in Section 11.1(C)(1) below, or (ii) at Seller’s election and at EPE’s reasonable discretion, in the form described in Section 11.1(C)(2) or 11.1(C)(3) below:

(1) An irrevocable standby letter of credit in a form and substance acceptable to EPE, from an Issuer with an unsecured bond rating (not enhanced by third-party support) equivalent to A- or better as determined by both Standard & Poor’s and Moody’s, or, if either one or both are not available, equivalent ratings from alternate rating sources acceptable to EPE (“Letter of Credit”). In addition, if such unsecured bond rating of the Issuer is exactly equivalent to A-, the Issuer must not be on credit watch or similar classification, or have a negative outlook by a rating agency. Such Letter of Credit must be consistent with this Agreement and shall include a provision for at least thirty (30) Days advance notice to EPE of any expiration or earlier termination of the Letter of Credit, so as to allow EPE sufficient time to exercise its rights under the Letter of Credit should Seller fail to extend or replace the same. The form of the Letter of Credit must meet EPE’s requirements to ensure that claims or draw-downs can be made unilaterally by EPE in accordance with the terms of this Agreement. Such security must be issued for a minimum term of three hundred and sixty (360) Days. Seller shall cause the renewal or extension of the security for additional consecutive terms of three hundred and sixty (360) Days or more (or, if shorter, the remainder of the Term) no later than thirty (30) Days prior to each expiration date of the Letter of Credit. If the Letter of Credit is not renewed or extended as required herein, EPE shall have the right to draw immediately upon the Letter of Credit and to place the amounts so drawn, at Seller’s cost and with Seller’s funds, in an interest bearing escrow account in accordance with Section 11.1(C)(2) below. The Letter of Credit shall be governed by the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Brochure No. 500 (the “UCP”), except to the extent that the terms hereof are inconsistent with the

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provisions of the UCP, in which case the terms of the Letter of Credit shall govern.

(2) United States currency deposited with an Issuer, in which EPE holds a first and exclusive security interest perfected by control, either: (i) in an account under which EPE is designated as beneficiary with sole authority to draft from the account or otherwise access the security; or (ii) in an account held by Issuer as escrow agent with instructions to pay claims made by EPE pursuant to this Agreement, such instructions to be in a form satisfactory to EPE (each an “Account”). Security provided in this form shall include a requirement for immediate notice to EPE from Issuer and Seller in the event that the sums held as security in the account do not at any time meet the required level for the Security Fund as set forth in this Section 11.1. Funds held in the account may be deposited in a money-market fund, short-term treasury obligations, investment-grade commercial paper and other liquid investment-grade investments with maturities of three months or less, with all investment income thereon to be taxable to, and to accrue for the benefit of, Seller. After the Commercial Operation Date is achieved, annual account sweeps for recovery of interest earned by the Security Fund shall be allowed by Seller. At such times as the balance in the escrow account exceeds the amount of Seller’s obligation to provide security under this Agreement, EPE shall remit to Seller on demand any excess in the escrow account above Seller’s obligations.

(3) A guaranty in a form and substance acceptable to EPE, from an Issuer with a senior unsecured credit rating (not enhanced by third-party support) equivalent to BBB+ or better as determined by both Standard & Poor’s and Moody’s, or if either one or both are not available, equivalent ratings from alternate rating sources acceptable to EPE (“Guaranty”). In addition, if such senior unsecured credit rating of the Issuer is exactly equivalent to BBB+, the Issuer must not be on credit watch or similar classification, or have a negative outlook by a rating agency. EPE may reevaluate from time to time the value of any Guaranty posted by Seller for possible downgrade or for other negative circumstances. If the credit rating of the Issuer is downgraded or EPE otherwise has commercially reasonable grounds to believe that there has been a material adverse change in the creditworthiness of the Issuer, then Seller shall be required to convert the Guaranty provided by such Issuer (i) to a Letter of Credit meeting the criteria set forth in Section 11.1(C)(1) above, or, (ii) at Seller’s election and at EPE’s reasonable discretion, to an Account or a Guaranty meeting the criteria set forth in Sections 11.1(C)(2) above and 11.1(C)(3), herein, respectively, no later than thirty (30) Days after receiving notice from EPE that such conversion is required pursuant to this Section 11.1(C)(3).

(D) Promptly following the end of the Term and the completion of all of Seller’s obligations under this Agreement, EPE shall release the balance of the Security Fund (including any accumulated interest, if applicable) to Seller.

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(E) If there is an early termination of this Agreement that is not due to default by Seller and no amounts remain outstanding and unpaid by Seller under the Agreement, EPE shall refund the Security Fund to Seller.

(F) Seller shall reimburse EPE for the incremental direct expenses (including the reasonable fees and expenses of counsel) incurred by EPE in connection with the preparation, negotiation, execution or release of any security instruments, and other related documents, used by Seller to establish and maintain the Security Fund pursuant to Seller’s obligations under this Section 11.1.

ARTICLE 12 - DEFAULT AND REMEDIES

12.1 Construction Events of Default. Subject to the notice and cure provision set forth below, any Construction Event of Default shall give EPE the unconditional right, in its sole discretion, to: (i) either terminate the Agreement or complete construction of the Facility at the expense of and for the account of Seller and operate the Facility during the Interim Period or beyond pursuant to Section 12.12 below, (ii) draw upon or otherwise negotiate and liquidate the Security Fund, and (iii) in the event EPE elects not to terminate this Agreement under Section 12.1(i) above, negotiate changes to this Agreement. EPE shall provide notice to Seller thirty (30) Days prior to taking any of the actions set forth in Section 12.1(i) above, specifying the Construction Event(s) of Default triggering such action(s), and shall not take such action(s) if Seller has remedied or is making significant progress towards remedying the specified Construction Event(s) of Default within the thirty (30) Day period following EPE’s notification; provided, however, such notice period shall be fifteen (15) Days with respect to Sections 12.1(B) and (C) herein. The following shall constitute Construction Events of Default:

(A) Seller becomes insolvent, becomes a debtor in any bankruptcy or receivership proceedings, or dissolves as a legal business entity;

(B) Any representation or warranty made by Seller is false or misleading in any material respect, and Seller fails to comply or make significant progress towards compliance with such representation or warranty within thirty (30) Days after a demand by EPE to do so;

(C) Seller fails to comply with any other material terms and conditions of the Agreement within sixty (60) Days after a demand by EPE to do so;

(D) Seller fails to meet any Construction Milestone, unless such failure is due to the action(s) or inaction(s) of EPE or is otherwise excused under this Agreement;

(E) Seller fails to diligently pursue construction after the Construction Commencement Date;

(F) The Facility fails, for reasons other than Force Majeure, to meet the Commercial Operation Milestone, unless Seller (i) notifies EPE ninety (90) Days prior to the Commercial Operation Milestone of a Revised Commercial Operation Milestone that is no later than December 31, 2011, as may be extended pursuant to Sections 4.4(i)-(ii) of this Agreement, and (ii) pursuant to Section 10.3 of this Agreement, agrees to obtain and deliver replacement solar RECs to EPE for the quantity of solar RECs that EPE notifies Seller EPE requires, up to the

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

quantity of solar RECs associated with the Committed Solar Energy for the period between the Commercial Operation Milestone and the Revised Commercial Operation Milestone, in order for EPE to meet its obligations under NMPRC Rule 572 as a result of EPE’s acceptance of the Revised Commercial Operation Milestone;

(G) The Facility fails to meet the Commercial Operation Milestone or the Revised Commercial Operation Milestone; or

(H) The Facility is transferred by Seller without the requisite consent of EPE, as provided in Section 18.6 of this Agreement.

12.2 Operational Events of Default. Subject to the notice and cure provisions set forth below, any Operational Event of Default shall give EPE the unconditional right, in its sole discretion, to: (i) either terminate this Agreement or operate the Facility during the Interim Period pursuant to Section 12.12 below, (ii) draw upon or otherwise negotiate and liquidate the Security Fund, and (iii) in the event EPE elects not to terminate this Agreement under Section 12.1(i) above, negotiate changes to this Agreement. EPE shall provide notice to Seller thirty (30) Days prior to taking any of the actions set forth in Section 12.1(i) above, specifying the Operational Event(s) of Default triggering such action(s), and shall not take such action(s) if Seller has remedied or is making significant progress towards remedying the specified Operational Event(s) of Default within the thirty (30) Day period following EPE’s notification; provided, however, such notice period shall be fifteen (15) Days with respect to Sections 12.2(B) and (C) herein. The following shall constitute Operational Events of Default:

(A) Seller becomes insolvent, becomes a debtor in any bankruptcy or receivership proceedings, or dissolves as a legal business entity;

(B) Any representation or warranty made by Seller is false or misleading in any material respect, and Seller fails to comply or make significant progress towards compliance with such representation or warranty within thirty (30) Days after a demand by EPE to do so;

(C) Seller fails to comply with any other material terms and conditions of the Agreement within sixty (60) Days after a demand by EPE to do so;

(D) The Facility fails to generate at least fifty percent (50%) of Expected Solar Energy to be delivered to EPE under this Agreement for any eighteen (18) consecutive -month period, unless such failure is due to a Force Majeure Event(s). If such failure is due to a Force Majeure Event(s), EPE may terminate this Agreement as provided herein, but the failure does not constitute a default. Prior to such termination, however, EPE agrees to use good faith efforts to renegotiate this Agreement with Seller. If EPE does not terminate this Agreement as provided herein, Seller, pursuant to Section 10.3 of this Agreement, shall still be obligated to provide solar RECs associated with Solar Energy not produced; or

(E) The Facility is transferred by Seller without the requisite consent of EPE, as provided in Section 18.6 of this Agreement.

12.3 Seller’s Abandonment of Construction or Operation of the Facility. Subject to the notice and cure provision set forth below, any event(s) of Abandonment described in Section

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.4.1 of this Agreement shall give EPE the unconditional right, in its sole discretion, to: (i) either terminate this Agreement or complete construction of the Facility at the expense of an for the account of Seller and operate the Facility during the Interim Period or beyond pursuant to Section 12.12 below, (ii) draw upon or otherwise negotiate and liquidate the Security Fund, and (iii) in the event EPE elects not to terminate this Agreement under Section 12.1(i) above, negotiate changes to the Agreement. EPE shall provide notice to Seller thirty (30) Days prior to taking any of the actions set forth in Section 12.1(i), (ii) or (iv) above, specifying the event(s) of Abandonment triggering such action(s), and shall not take such action(s) if Seller has remedied or is making significant progress towards remedying the specified event(s) of Abandonment within the thirty (30) Day period following EPE’s notification.

12.4 EPE Events of Default. Subject to the notice and cure provision set forth below, any EPE Event of Default shall give Seller the unconditional right, in its sole discretion, to terminate this Agreement. Seller shall provide notice to EPE thirty (30) Days prior to terminating this Agreement specifying the Event(s) of Default triggering such termination, and shall not terminate if EPE has remedied or is making significant progress towards remedying the specified Event(s) of Default within the specified cure period, and if no such cure period is provided, within the thirty (30) Day period following Seller’s notification; provided, however, such notice period shall be fifteen (15) Days with respect to Sections 12.4 (B) and (C) herein. The following shall constitute EPE Events of Default:

(A) EPE becomes insolvent, becomes a debtor in any bankruptcy or receivership proceedings, or dissolves as a legal business entity;

(B) Any representation or warranty made by EPE is false or misleading in any material respects, and EPE fails to comply or make significant progress towards compliance with such representation or warranty within thirty (30) Days after a demand by Seller to do so; or

(C) EPE fails to comply with any other material terms and conditions of the Agreement within sixty (60) Days after a demand by Seller to do so.

12.5 Actual Damages. For all events of default described in Sections 12.1, 12.2, 12.3 and 12.4 above (each an “Event of Default”), the non-defaulting Party shall be entitled to receive from the defaulting Party all actual damages incurred by the non-defaulting Party in connection with such Event of Default. If Seller is the defaulting Party, the damages recoverable by EPE on account of a Construction Event of Default or an Operational Event of Default shall include Replacement Energy Costs, provided that damages associated with a Construction Event of Default shall not exceed the amount of the Security Fund provided by Seller. If EPE is the defaulting Party, Seller shall use commercially reasonable efforts to sell the Expected Solar Energy, and EPE shall pay Seller the differential between the contract price under this Agreement and sales price, which Seller shall estimate using commercially reasonable efforts if Seller is unable to enter into a sales transaction of the same term as the remaining term of this Agreement.

12.6 No Incidental, Consequential, or Indirect Damages. Except for Seller’s obligations to make EPE whole for solar RECs as described in Article 10 and Section 12.1(F) of this Agreement and the potential penalties assessed to Seller pursuant to Section 19.3 of this Agreement, the express remedies and measures of damages provided in this Agreement satisfy

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

the essential purposes hereof. If no remedy or measure of damages is expressly herein provided, the obligor’s liability shall be limited to direct, actual damages only. Neither Party shall be liable to the other Party for consequential, incidental, punitive, exemplary or indirect damages, lost profits or other business interruption damages by statute, in tort or contract (except in each case to the extent expressly provided herein); provided that, if either Party is held liable to a third party for such damages, and the Party held liable for such damages is entitled to indemnification under this Agreement from the other Party, the indemnifying Party shall be liable for, and obligated to reimburse the indemnified Party for, such damages, all in accordance with the indemnification provisions of Article 17 of this Agreement.

12.7 Duty to Mitigate. Each Party agrees that it has a duty to mitigate damages and agrees that it will use commercially reasonable efforts to minimize any damages that may incur as a result of the other Party’s performance or non-performance of the Agreement.

12.8 Dispute Resolution.

(A) In the event of any dispute arising under this Agreement (“Dispute”), within ten (10) Days following the delivered date of a written request by either Party (a “Dispute Notice”), (i) each Party shall appoint a representative (individually, a “Party Representative” and collectively “Parties’ Representatives”), and (ii) the Parties’ Representatives shall meet, negotiate and attempt in good faith to resolve the Dispute quickly, informally and inexpensively.

(B) In the event the Parties’ Representatives cannot resolve the Dispute within thirty (30) Days after commencement of negotiations, within ten (10) Days of the conclusion of such negotiations at the written request of either Party, each Party Representative shall (i) independently prepare a written summary of the Dispute describing the issues and claims, (ii) exchange its summary with the summary of the Dispute prepared by the other Party Representative, and (iii) submit a copy of both summaries to a senior officer of the Party Representative’s with authority to irrevocably bind the Party to a resolution of the Dispute.

(C) Within ten (10) Business Days after receipt of the Dispute summaries, the senior officers for both Parties shall negotiate in good faith to resolve the Dispute.

(D) In such meetings and exchanges, a Party shall have the right to designate as confidential any information that such Party offers. No confidential information exchanged in such meetings for the purpose of resolving a Dispute may be used by a Party in any proceeding against the other Party.

12.9 Mediation. Disputes not resolved under Section 12.8 above shall, upon mutual consent, be submitted to mediation pursuant to the Mediation Rules of the American Arbitration Association. The Parties shall select the mediator within fifteen (15) Days of the request for mediation. Mediation shall be conducted in New Mexico, at a location to be determined by the Parties, notwithstanding anything to the contrary under the Mediation Rules of the American Arbitration Association.

12.10 Other Dispute Processes. If neither the negotiations under Section 12.8 above nor mediation successfully resolves the dispute, the Parties agree that an action may be filed in the appropriate state or federal court located in New Mexico.

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

12.11 Cost of Dispute Resolution. The cost of any mediation proceeding shall be shared equally by the Parties. The prevailing Party in any dispute that goes beyond mediation arising out of or relating to this Agreement or its breach shall be entitled to recover from the other Party reasonable attorneys’ fees, costs and expenses incurred by the prevailing Party in connection with such dispute.

12.12 Operation by EPE Following a Construction Event of Default, an Operational Event of Default, or Seller’s Abandonment of Construction or Operation of the Facility.

(A) Upon a Construction Event of Default, or an Operational Event of Default, as the case may be, EPE shall have the right, but not the obligation, to possess, assume control of, and operate the Facility (in accordance with Seller’s rights, obligations, and interest under this Agreement) during the Interim Period provided for herein. If a Construction Event of Default lasts more than three hundred sixty-five (365) Days, then within sixty (60) Days EPE shall have the right but not the obligation to elect to: (i) terminate this Agreement; (ii) continue to construct the Facility beyond the Interim Period for an additional period of up to sixty (60) Days; or (iii) purchase the Facility at fair market value. If an Operational Event of Default lasts more than 365 days, then EPE shall have the right to terminate the Agreement. Upon Seller’s Abandonment of construction or operation of the Facility, as the case may be, EPE shall have the right, but not the obligation, to possess, assume control of, and operate the Facility (in accordance with Seller’s rights, obligations, and interest under this Agreement), for (i) the Interim Period, or (ii) beyond the Interim Period on a permanent basis. Following the Interim Period, if EPE elects to takes over on a permanent basis, EPE shall, at its sole option, within sixty (60) Days, either buy or lease the Facility from Seller at fair market value, as determined in a commercially reasonable manner. Subject to the provisions of Section 3.1(A) of this Agreement, Seller shall not grant any person, other than the Facility Lender, a right to possess, assume control of, and operate the Facility that is equal to or superior to EPE’s right under this Section 12.12.

(B) EPE shall give Seller and the Facility Lender thirty (30) Days notice in advance of the contemplated exercise of EPE’s rights under this Section 12.12. Upon such notice, Seller shall collect and have available at a convenient, central location at the Facility all documents, contracts, books, manuals, reports, and records required to construct, operate, and maintain the Facility in accordance with Good Utility Practice. Upon such notice, EPE, its employees, contractors, or designated third parties shall have the unrestricted right to enter the Site and the Facility for the purpose of constructing and operating the Facility.

(C) In the event EPE exercises its option to assume possession, control and operation of the Facility under this Section 12.12, EPE shall do so on its own behalf and shall be solely responsible for any and all consequences of its actions and inactions, including consequences resulting from EPE’s negligence and misconduct. During the Interim Period, EPE agrees to keep Seller informed regarding construction and/or operation of the Facility. Seller shall not be bound by any contractual obligations created by EPE with third parties during any period that EPE has assumed possession, control or operation of the Facility.

(D) EPE shall be entitled to draw upon the Security Fund to cover any expenses incurred by EPE in exercising its rights under this Section 12.12, provided such draw shall not occur prior to Seller having been given a commercially reasonable opportunity to review and dispute such expenses, which shall not exceed twenty (20) Days.

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(E) During any period that EPE is in possession of and constructing, controlling or operating the Facility pursuant to this Section 12.12, EPE shall perform and comply with all of the obligations of Seller under this Agreement and shall use the proceeds from the sale of electricity generated by the Facility to (i) first, reimburse EPE for any and all expenses reasonably incurred by EPE in taking possession of and operating the Facility, and (ii) second, remit any remaining proceeds to Seller.

(F) Unless EPE elects to take over the Facility on a permanent basis and buys the Facility from Seller at fair market value as provided in Section 12.12(A) above, during any period that EPE assumes possession, control or operation of the Facility, Seller shall retain legal title to and ownership of the Facility.

(1) In the event that EPE is in possession, control or is operating the Facility for the Interim Period, Seller may resume possession, control and operation of the Facility (in accordance with the provisions of this Agreement) when Seller demonstrates, to EPE’s reasonable satisfaction, that Seller will cure the Construction Event of Default, or Operational Event of Default, as the case may be, that originally gave rise to EPE’s right to possess, control or operate the Facility.

(2) In the event that EPE is in possession, control or is operating the Facility for the Interim Period, the Facility Lender, or any nominee or transferee thereof, may foreclose and assume possession, control and operation of the Facility, and EPE shall relinquish its right to possess, control and operate the Facility when the Facility Lender or any nominee or transferee thereof, requests such relinquishment.

(G) EPE’s exercise of its rights under this Agreement to assume possession, control and operation of the Facility shall not be deemed an assumption by EPE of any liability attributable to Seller. If at any time after exercising its rights to take possession of, control and operate the Facility EPE elects to return such possession, control and operation to Seller, EPE shall provide Seller with at least fifteen (15) Days advance notice of the date EPE intends to return such possession, control and operation, and, upon receipt of such notice, Seller shall take all measures necessary to resume possession, control and operation of the Facility on such date.

(H) In the event EPE assumes possession, control and operation of the Facility under this Section 12.12, EPE shall do so in conformance with Good Utility Practice.

12.13 Specific Performance. In addition to the other remedies specified in this Article 12, in the event that any Construction Event of Default or Operational Event of Default is not cured within the applicable cure period set forth above, EPE may elect to treat this Agreement as being in full force and effect, and EPE shall have the right to specific performance. If the breach by Seller arises from a failure by third party operating the Facility pursuant to an operating agreement entered into with Seller, and Seller fails or refuses to enforce its rights under the operating agreement that would result in the cure, or partial cure, of the Construction Event of Default or Operational Event of Default, as the case may be, then EPE’s right to specific performance shall include the right to obtain a court order compelling Seller to enforce its rights under the operating agreement.

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

12.14 Remedies Cumulative. The exercise, or the beginning of the exercise, by a Party of any one or more or the rights or remedies provided for herein shall not preclude the simultaneous or later exercise by such Party of any or all other rights or remedies provided for herein.

12.15 Payment of Amounts Due to EPE. Without limiting any other provisions of this Article 12 and at any time before or within two (2) years after termination of this Agreement, EPE may send Seller an invoice for such damages or other amounts as are due to EPE at such time from Seller under this Agreement, and such invoice shall be payable in the manner, and in accordance with the applicable provisions, set forth in Article 9, including the provision for late payment charges. EPE may withdraw funds from the Security Fund as needed to provide payment for such invoice if the invoice is not paid by Seller on or before the twentieth (20th) Business Day following the invoice due date.

ARTICLE 13 - FACILITY OPERATION AND CONTRACT ADMINISTRATION

13.1 Facility Operation. Seller shall staff, control, and operate the Facility at all times in a manner that:

(A) is consistent with Good Utility Practice(s), subject only to Emergency Conditions, Force Majeure Events and Delivery Excuses;

(B) complies with all applicable national and regional reliability standards, including standards set by WECC, NERC, the FERC, and the NMPRC, or any successor agencies setting reliability standards for the operation of generation facilities interconnected in the WECC; and

(C) complies with the Operating Procedures developed jointly with EPE.

13.2 Operating Committee and Operating Procedures.

(A) EPE and Seller shall each appoint one representative and one alternate representative to act in matters relating to the Parties’ performance obligations under this Agreement and to develop operating arrangements for the generation, delivery and receipt of Solar Energy. Such representatives shall constitute the “Operating Committee.” The Parties shall notify each other in writing of such appointments and any changes thereto. The Parties’ representatives designated above shall have authority to act for their respective principals in all technical matters relating to performance of this Agreement and to attempt to resolve disputes or potential disputes. The Operating Committee shall have no authority to modify the terms or conditions of this Agreement.

(B) Prior to the Commercial Operation Date, the Operating Committee shall develop mutually agreeable written operating procedures (“Operating Procedures”) that shall include, but not be limited to: (i) a key personnel list for applicable EPE and Seller operating centers; (ii) the method of day-to-day communications; (iii) metering, telemetering, telecommunications, data acquisition, and Facility status reporting procedures; (iv) procedures for the development and communication of weekly and daily forecasts of the hourly net generation from the Facility; (v) maintenance scheduling and reporting procedures; (vi) procedures as defined in Sections 13.3, 13.4, 13.5, 13.6, 13.7, 13.8, 13.9, 13.10, 13.11, 13.12, and 13.13 of this Agreement; and (v) such

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other matters as may be mutually agreed upon by the Parties. If any such procedures are not developed, Seller will operate the Facility using other procedures that comply with Section 13.1 of this Agreement until agreed procedures are developed.

13.3 Scheduling.

(A) Seller shall schedule energy deliveries from the Facility based upon a committed delivery of As-Available Solar Energy, except for Forced Outages, Scheduled Maintenance Outages, Additional Maintenance Outages, Force Majeure Events and Emergency Conditions. At least thirty (30) Days prior to the anticipated Commercial Operation Date, Seller shall provide EPE with a good faith estimate of the quantity of Solar Energy associated with the Expected Solar Energy that it expects to generate for the remainder of that Year and, thereafter, by August 1 of each succeeding Year, Seller shall provide EPE with a good faith estimate of the quantity of Solar Energy associated with the Expected Solar Energy that Seller expects to generate in each such Year (the “Projected Schedule”).

(B) Seller shall provide or cause the Operation and Maintenance Contractor to provide to EPE its good faith, non-binding estimates of the daily quantity of Solar Energy associated with the Expected Solar Energy to be delivered by Seller to the Point of Delivery for each week (starting on Sunday through Saturday) by 4:00 p.m. MPT on the date falling at least three (3) Days prior to the beginning of that week.

(C) Pursuant to scheduling instructions of EPE or any superseding policies or procedures of EPE’s SOC or otherwise, by 8:00 a.m. MPT on each Day, Seller shall submit to EPE a good faith estimate of the hourly quantities of Solar Energy associated with the Expected Solar Energy to be delivered for EPE at the Point of Delivery for the next three (3) subsequent Days.

(D) If, at any time following submission of a good faith estimate to EPE on the Day preceding the next subsequent Day, Seller becomes aware of any change to any of the values contained in the good faith estimate or predicts that such values will be subject to change before the end of the next subsequent Day, then Seller shall promptly notify EPE no later than sixty (60) minutes before the next scheduling hour of such change or predicted change.

13.4 Forced Outages. Seller shall notify EPE by telephone or e-mail (with confirmation to follow by written notice in each case) immediately upon discovering that the Facility is unable to deliver all or part of any scheduled quantity of Solar Energy associated with the Expected Solar Energy due to a Forced Outage and, as soon as reasonably practicable following such discovery, shall notify EPE in writing of its best estimate of the expected duration of such Forced Outage. Such estimate by Seller shall be based on the best information available to it. Should Seller expect any further changes in the duration of any such Forced Outage, it shall promptly notify EPE of the same.

13.5 Scheduled Maintenance.

(A) Three (3) Months prior to the Commercial Operation Date and, thereafter, by August 1 of each Year, Seller shall deliver to EPE the Projected Schedule for the Facility for the subsequent four (4) Year period, including Scheduled Maintenance Outages. Seller shall take

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

manufacturers’ recommendations and Good Utility Practices into account when establishing the proposed schedule for Scheduled Maintenance Outages, which schedule shall correspond with the Projected Schedule. Unless otherwise required by Good Utility Practice, Scheduled Maintenance Outages and Additional Maintenance Outages may not be scheduled during the Months of June, July, August, or September unless agreed to in writing by EPE at its sole discretion (the “Non-Scheduled Maintenance Period”).

(B) Within thirty (30) Days of receiving the Projected Schedule for Scheduled Maintenance Outages from Seller, EPE may propose amendments thereto. Seller shall not unreasonably withhold its consent to such proposed amendments, provided that, it shall not be unreasonable for Seller to withhold its consent to any such proposed amendments that would be contrary to Good Utility Practices, and EPE shall pay the incremental costs of implementing such proposed amendments.

(C) In the event that Seller should reject any proposed amendments of EPE as set forth in Section 13.5(B) above, Seller shall promptly notify EPE of its reasons for such rejection, whereupon Seller and EPE shall in good faith negotiate a reasonable schedule of Scheduled Maintenance Outages. If such agreement is not reached within ten (10) Days of receipt by EPE of Seller’s rejection notice, Seller shall submit a final schedule of Scheduled Maintenance Outages based on Good Utility Practices and the availability of the Operation and Maintenance Contractor which final schedule shall, to the extent reasonably possible, take into account the proposed amendments of EPE.

(D) Seller shall be entitled to change any Scheduled Maintenance Outages for the then current Year if such changes are required to comply with Good Utility Practices or, in the alternative, if EPE consents to the change, provided that: (i) any changes in annual scheduled maintenance of up to two (2) Days’ duration shall require one (1) week’s prior written notice to EPE, (ii) any changes in annual scheduled maintenance of greater than two (2) Days but less than three (3) weeks’ duration shall require one (1) Months’ prior written notice to EPE and (iii) any changes shall not be scheduled during the Non-Scheduled Maintenance Period unless otherwise required by Good Utility Practice. Seller shall not unreasonably refuse to change the schedule of Scheduled Maintenance Outages if requested to do so by EPE upon not less than thirty (30) Days prior notice, provided that: (y) any such change would not be contrary to Good Utility Practices, and (z) the Operation and Maintenance Contractor is available.

(E) Any maintenance outages that do not correspond to the descriptions contained in clauses (A)-(D) of this Section 13.5 shall be deemed to be Additional Maintenance Outages under Section 13.6 below.

13.6 Additional Maintenance Outages. As the need arises for Seller to conduct further maintenance on the Facility in addition to that conducted pursuant to Section 13.2, 13.5 and elsewhere in this Agreement (“Additional Maintenance Outages”), Seller shall notify EPE of such required maintenance, together with proposed dates for carrying out such additional maintenance and the estimated duration of the work to be carried out. Unless deferral of such maintenance would cause an Emergency Condition, without prejudice to the commitment of Seller in respect of the availability of the Facility, Seller and EPE shall negotiate in good faith a reasonable schedule during which such Additional Maintenance Outages shall take place. If agreement is not reached within twenty (20) Days of receipt of such notice, Seller shall prepare a

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

schedule of such Additional Maintenance Outages based on Good Utility Practices taking into account the reasonable requests of EPE to the extent reasonably possible.

13.7 Access to and Inspection of Facility.

(A) Seller shall provide EPE and its authorized agents, employees and inspectors with reasonable access to the Facility for the purposes set forth in this Article 13. EPE acknowledges that such access does not provide EPE with the right to direct or modify the operation of the Facility in any way and further acknowledges that any exercise by EPE of its rights under this Section 13.7 shall be at its own risk and expense.

(B) No inspections of the Facility, whether by EPE or otherwise, shall relieve Seller of its obligation to maintain the Facility and operate the same in accordance with Good Utility Practices. In no event shall any statement, representation, or lack thereof by EPE, either express or implied, relieve Seller of its exclusive responsibility for the Facility. Any inspection of property or equipment owned or controlled by Seller by EPE or any review by EPE or consent by EPE to Seller plans, shall not be construed as an endorsement by EPE of the design, fitness or operation of the Facility equipment or a warranty by EPE as to the safety, durability or reliability of the Facility equipment.

13.8 Operating Parameters.

(A) Seller shall: (i) have the sole responsibility to, and shall at its sole expense, operate and maintain the Facility in accordance with all requirements set forth in this Agreement, and (ii) comply with reasonable requirements of EPE regarding Day-to-Day or hour-by-hour communications with EPE. Seller agrees to operate the Facility in such a manner that Solar Energy delivered by Seller will meet all applicable requirements for voltage level, harmonics, power factor, vars, ancillary services and other electrical specifications required by the Transmission Provider.

(B) Seller shall operate the Facility in accordance with all system protection equipment as required by the Interconnection Agreement.

13.9 Operating Records. Seller and EPE shall each keep and maintain complete and accurate records and all other data required by each of them for the purposes of proper administration of this Agreement, including such records as may be required by Governmental Authorities and WECC in the prescribed format of those entities. Such requirements shall be specified in the Operating Procedures described in Section 13.2(B) of this Agreement. All records of Seller and EPE pertaining to this Agreement or to the operation of the Facility, as specified herein or otherwise shall be maintained for a period of two (2) years in either hard copy (paper) or in electronic form by Seller at the Facility or by EPE, as applicable, in the Las Cruces, New Mexico, metropolitan area in such format as may be required by Applicable Law or any Governmental Authority.

13.10 Operating Log. Seller shall maintain an accurate and up-to-date operating log in electronic format as defined in the Operating Procedures, with records of production for each hour and changes in operating status.

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13.11 Availability Reporting. Seller shall comply with all current EPE, NERC, and WECC generating unit outage reporting requirements as they may be revised from time to time and as they apply to the Facility. Such outage reporting requirements shall be specified in the Operating Procedures.

13.12 Examination and Retention of Records. Seller or EPE may examine, and each at its own expense obtain copies, of the operating records and data kept by the other Party relating to transactions under and administration of this Agreement, at any time during the period the records are required to be maintained, upon prior request and during normal business hours. A Party’s review of any such data shall in no way relieve the other Party of its responsibility for the professional quality, technical accuracy and completeness of such data. Each Party shall retain such operating records and data for the period of time required by applicable law.

13.13 Facility Development Records and Data Submissions. Seller shall submit or cause to be submitted to EPE the following documents on or before the dates specified below:

(1) In addition to the progress reports required under Section 4.5 of this Agreement, commencing on the Agreement Approval Date and ending on the Commercial Operation Date, (i) a summary of such other reports as are submitted to Seller by its engineer, and (ii) written notification, when and as Seller becomes aware, of any new condition or event that may have a material adverse effect on the timely completion of the Facility.

(2) Seller shall maintain all records, invoices and other information relating to the costs of construction of the Facility. Quarterly, beginning no later than ninety (90) Days after the Agreement Approval Date and ending when all costs have been determined or incurred, a statement from Seller showing the percentage of the level of completion of the Facility.

(3) No later than thirty (30) Days prior to the Commercial Operation Date, (i) evidence demonstrating that Seller has obtained all Governmental Approvals then required to be obtained for the ownership, operation and maintenance of, and the supply of Solar Energy from, the Facility in accordance with this Agreement, and (ii) a list identifying the remaining Governmental Approvals for which Seller is responsible under the terms of this Agreement, which Governmental Approvals are not yet required for the operation and maintenance of, and the supply of Solar Energy from, the Facility, together with a plan reasonably acceptable to EPE for obtaining such Governmental Approvals and an estimate of the time within which such Governmental Approvals will be obtained by Seller.

(4) On or before the Commercial Operation Date, a certificate from its engineer to the effect that, based upon the engineer’s monitoring and review of construction, the Facility has been constructed in all material respects in compliance with the development plan for the Facility and all permanent equipment installed as part of the Facility was new (or remanufactured) and unused (as remanufactured, if applicable) when installed.

(5) A certificate dated as of the Commercial Operation Date signed by the representative of Seller, which certificate shall specify that no default or Event of Default

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

by Seller has occurred that would, with or without the giving of notice or passage of time, or both, constitute an Event of Default by Seller.

(6) As soon as available, but not later than sixty (60) Days following the Commercial Operation Date, two (2) copies of all results of Commissioning Tests performed on the Facility, including Commissioning Testing of major equipment included in the Facility and the Transmission System.

(7) Upon request by EPE and at least thirty (30) Days following the Commercial Operation Date, a list of all manufacturers’ specifications and manufacturers’ operation manuals for all major items of equipment incorporated into the Facility.

(8) Upon request by EPE, a list of all as-built drawings for the Facility, including the civil and architectural works, and when provided to Seller, a list of all other design and engineering data and information necessary to enable the Operation and Maintenance Contractor to operate and maintain the Facility during any period when such operation and maintenance is required under the Operation and Maintenance Agreement. However, should EPE exercise its rights under this Agreement to operate and/or purchase the Facility, Seller shall immediately provide copies of the aforementioned documents to EPE, and EPE shall utilize such documents on a need-to-know basis for the sole purpose of operating the Facility.

(9) The receipt of the above schedules, data, certificates and reports by EPE shall not (i) be construed as an endorsement by EPE of the design of the Facility, (ii) constitute a warranty by EPE as to the safety, durability or reliability of the Facility, (iii) relieve Seller of any of its obligations or potential liabilities under the Project Contracts, or (iv) except with respect to the obligations of EPE to maintain the confidentiality of documents and information received by it, impose any obligation or liability on EPE.

ARTICLE 14 - FORCE MAJEURE

14.1 Definition of a Force Majeure Event.

(A) The term “Force Majeure Event,” as used in this Agreement, means causes or events beyond the reasonable control of, and without the fault or negligence of the Party claiming Force Majeure, including, without limitation: (i) acts of God; (ii) sudden actions of the elements such as floods, earthquakes, hurricanes, or tornadoes; (iii) high winds of sufficient strength or duration to materially damage a facility or significantly impair its operation for a period of time longer than normally encountered by similar businesses under comparable circumstances; (iv) material changes in the Facility’s Solar Energy potentially caused by climactic change; (v) lightning, fire, ice storms, or sabotage; (vi) vandalism beyond that which could reasonably be prevented by Seller; (vii) terrorism; (viii) war; (ix) riots; (x) explosion; (xi) blockades; (xii) insurrection; (xiii) strike; (xiv) slow down or labor disruptions (even if such difficulties could be resolved by conceding to the demands of a labor group); (xv) actions or inactions by any Governmental Authority taken after the date hereof (including the adoption or change in any rule or regulation or environmental constraints lawfully imposed by such Governmental Authority), but only if such requirements, actions, or failures to act prevent or delay performance; (xvi) inability, despite due diligence, to obtain any licenses, permits, or

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

approvals required by any Governmental Authority; (xvii) construction delays beyond Seller’s control, including but not limited to litigation by a third party to prevent Construction of the Facility, that occur despite Seller’s commercially reasonable efforts to achieve the Construction Milestones set forth in Exhibit A to this Agreement, and (xviii) a national, regional, or local pandemic as declared by the United States government.

(B) The term Force Majeure Event does not include: (a) any acts or omissions of any third party, including, without limitation, any vendor, customer, or supplier of Seller, unless such acts or omissions are themselves excused by reason of a Force Majeure Event; (b) any failure or inability to make payments when due, (c) any full or partial curtailment in the electric output of the Facility that is caused by or arises from a mechanical or equipment breakdown or other mishap or events or conditions attributable to normal wear and tear or flaws (unless such mishap is caused by one of the following: (i) acts of God, (ii) sudden actions of the elements, including, but not limited to, floods, hurricanes, or tornadoes, (iii) sabotage, (iv) terrorism, (v) war, (vi) riots, and (vii) emergency orders issued by a Governmental Authority); or (d) changes in market conditions that affect the cost of EPE’s or Seller’s supplies, or that affect demand or price for any of EPE’s or Seller’s products, .

14.2 Applicability of Force Majeure.

(A) Except as otherwise provided in this Agreement, neither Party shall be responsible or liable for any delay or failure in its performance under this Agreement, nor shall any delay, failure, or other occurrence or event become a Construction Event of Default, an Operational Event of Default, or an EPE Event of Default, to the extent such delay, failure, occurrence or event is substantially caused by a Force Majeure Event, provided that the notification obligations and terms of Section 14.3(B) and 14.4(B) of this Agreement are complied with.

(B) Except as otherwise expressly provided for in this Agreement, the existence of a Force Majeure Event shall not relieve the Parties of their obligations under this Agreement to the extent that performance of such obligations is not precluded by a Force Majeure Event, provided, a Force Majeure Event shall not excuse either Party from any failure or inability to make payments when due.

14.3 Effect of Seller’s Force Majeure.

(A) Adjustment. (1) If Seller should suffer a Force Majeure Event that reduces the generating capability of the Facility below the Expected Solar Energy, Seller may, upon notice to EPE, temporarily adjust the Expected Solar Energy for up to twenty-four (24) consecutive Months; provided, however, that no more than one such temporary adjustment may be made by Seller within any twenty-four (24) Month period in relation to that Force Majeure Event, unless EPE otherwise consents to such additional temporary adjustment in writing, such consent not to be unreasonably withheld. Within three (3) Months after any such Force Majeure Event is cured, Seller may, on one occasion, and without penalty, designate a new Expected Solar Energy level to apply for the remainder of the Term; provided, however, that such new Expected Solar Energy level shall be at least seventy percent (70%) and no more than one hundred percent (100%) of the Expected Solar Energy at the time immediately prior to the Force Majeure Event. Any temporary or final adjustment or re-designation of the Expected Solar Energy pursuant to this subsection (A)(1) must be directly attributable to the Force Majeure Event and of a magnitude

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

commensurate with the scope and impact of the Force Majeure Event. Such adjustment shall be effective upon the first Day immediately following receipt of such notice by EPE or such later date as may be specified by Seller, and shall not exceed the amount necessary to accommodate the Force Majeure Event. Any Dispute between Seller and EPE regarding the amount of such temporary or final re-designation shall be settled in accordance with Section 12.8 of this Agreement.

(2) If the Facility should be rendered completely inoperative as a result of a Force Majeure Event, Seller shall temporarily set the Committed Solar Energy at 0 kWh until such time as the Facility can partially or fully operate at the Committed Solar Energy level that existed prior to the Force Majeure Event. Except for amounts payable and owing to Seller by EPE under this Agreement, if the Committed Solar Energy is 0 kWh, EPE shall have no obligation to make any payments under this Agreement.

(3) Subject to (1) and (2) above, upon the cessation of a Force Majeure Event or upon its cure, the Expected Solar Energy shall be restored to the Expected Solar Energy level that existed immediately prior to such Force Majeure Event. Notwithstanding any other provisions of this Agreement, upon such cessation or cure, EPE shall have the right to require a test to demonstrate the Facility’s compliance with the requirements of this Section.

(4) Subject to subsection (E), Seller agrees to be responsible for and pay the costs necessary to reactivate the Facility and the interconnection with the Transmission Provider’s Interconnection System up to the Point of Delivery, if the same are rendered inoperable due to actions of Seller, its employees, representatives or agents, or Force Majeure Events affecting Seller, the Facility or the interconnection with the Transmission Provider’s Interconnection System.

(B) Seller’s Notification Obligations. In the event of any delay or nonperformance resulting from a Force Majeure Event, Seller shall notify EPE in writing as soon as practicable after becoming aware of such occurrence. Within fourteen (14) days of becoming aware of the occurrence of a Force Majeure Event, Seller shall notify EPE in writing of the nature, cause, date of commencement thereof and the anticipated duration, and shall indicate whether any deadlines or date(s) imposed under this Agreement may be affected thereby. The suspension of performance shall be of no greater scope and of no greater duration than the cure for the Force Majeure Event requires. A Party claiming that a Force Majeure Event has occurred shall not be entitled to any relief therefor unless conforming notice is provided within the time period required. Seller shall notify EPE of the cessation of the Force Majeure Event or of the conclusion of Seller’s cure for the Force Majeure Event, in either case within two (2) Business Days thereof.

(C) Seller’s Duty to Mitigate. Seller shall use commercially reasonable efforts to cure the cause(s) preventing its performance of this Agreement; provided, however, that the settlement of strikes, lockouts and other labor disputes shall be entirely within the discretion of Seller, and Seller shall not be required to settle such strikes, lockouts or other labor disputes by acceding to demands which Seller deems to be unreasonable.

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(D) Delay Caused by Seller’s Force Majeure Event. Upon the occurrence and during the continuance of a Force Majeure Event and the effects thereof, to the extent that a Force Majeure Event affects the ability of the Transmission Provider to accept Solar Energy from the Facility or to the extent that a Force Majeure Event affects the ability of Seller to test for Committed Solar Energy pursuant to Section 4.6 or to deliver Solar Energy from the Facility, then the hours during which the Force Majeure Event occurs shall be excluded from the payment calculations as set forth in Section 8.1 of this Agreement.

(E) Seller’s Force Majeure Restoration. (1) In the event that, as a result of one or more Force Majeure Event(s) or its or their effects or by any combination thereof, the construction or operation of the Facility or any part thereof is affected and is not restored or remedied within thirty (30) Days following the date the Force Majeure Event(s) began, then Seller shall prepare and deliver to EPE a Restoration Report pursuant to subsection (G) below and provisions (3)-(5) of this subsection (E) shall apply.

(2) Subject to clauses (3) and (4) below, Seller shall proceed with the remedying of the construction or operation of the Facility (“Restoration”) in accordance with a schedule contained in the relevant Restoration Report, as defined in subsection (G) hereof (the “Restoration Schedule”). The cost of such Restoration shall be the sole responsibility of Seller; and no compensation shall be payable by EPE to Seller with respect to any damage to the Facility as a result of the Force Majeure Event.

(3) If EPE does not agree with the Restoration Schedule contained in the Restoration Report, then EPE shall notify Seller within fifteen (15) Days of receipt of the Restoration Report and shall, in such notice, propose an alternative Restoration Schedule. If the Parties cannot agree upon a revised Restoration Schedule within the fifteen (15) Day period following the notice, then either Party may submit the matter to mediation pursuant to Section 12.9 of this Agreement to determine the proper Restoration Schedule. Notwithstanding the foregoing, Seller shall, subject to satisfying any of the conditions or requirements of the entity providing the financing for the Restoration (including any insurance company paying a claim to Seller), have the option to proceed with the Restoration while the issue of the Restoration Schedule is being resolved.

(4) If Restoration of the Facility is not technically feasible or the Restoration cost estimate is greater than Five Million Dollars ($5,000,000), then Seller shall have the right to terminate this Agreement, whereupon EPE shall have the right but not the obligation to purchase the Facility at fair market value, as determined in a commercially reasonable manner. Seller shall not be entitled to any compensation from EPE unless EPE elects that Seller shall sell the Facility to EPE or its designee(s). If Seller decides not to terminate this Agreement, Seller may seek to renegotiate this Agreement only if the market price for Solar Energy is more than 125 percent of the Solar Energy Payment Rate. EPE is not required to renegotiate, and any agreement resulting from a renegotiation may be subject to approval by the NMPRC.

(5) Where Seller is prevented from complying with its obligations under this Agreement as a result of one or more Force Majeure Event(s) or its or their effects or by any combination thereof for a continued period of three hundred sixty five (365) Days, then Section 14.5 below shall apply.

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(F) Seller’s Restoration Consents. Notwithstanding anything herein to the contrary, Seller shall not be required to proceed with any Restoration unless and until it shall have received all necessary Additional Consents and any Governmental Approvals required therewith. If Seller does not receive any such Additional Consents or any Governmental Approvals required therewith for any reason (other than an act, omission or default of Seller) within twelve (12) Months after the date that it becomes obligated to proceed with such Restoration, then both Seller and EPE shall have the right to terminate this Agreement. If Seller terminates this Agreement pursuant to this subsection (F), EPE shall have the right but not the obligation to purchase the Facility at fair market value, as determined in a commercially reasonable manner.

(G) Preparation of Seller’s Restoration Report. When required by subsection (E), Seller shall commence the preparation of an appraisal report (the “Restoration Report”) within thirty (30) Days after the date it was required to provide a notice under subsection (B) and shall deliver a copy of such Restoration Report to EPE within sixty (60) Days after provision of such notice was required. The Restoration Report shall be accompanied by reasonable supporting data and certificates and reports of financial and technical advisers of Seller, as appropriate or as reasonably requested by EPE, in support of the Force Majeure Event in question, and shall include (i) a description of such Force Majeure Event and its impact on the Facility, (ii) an estimate in good faith of the time required to restore the Facility (insofar as practicable) to its condition immediately prior to the occurrence of the Force Majeure Event and (iii) a proposed Restoration Schedule.

(H) Discussion of Seller’s Restoration Report. Within fifteen (15) Days of the delivery of a Restoration Report to EPE or such further time as the Parties may agree, the Parties shall meet to discuss the Restoration Report and any action to be taken. Seller shall promptly provide to EPE such additional financial and related information pertaining to the Restoration Report and the matters described therein as EPE may reasonably request in connection with its review of the Restoration Report.

14.4 Effect of EPE’s Force Majeure.

(A)(1) Adjustment. If EPE should suffer a Force Majeure Event that affects its ability to take Solar Energy from Seller under this Agreement, EPE may, upon notice to Seller, temporarily adjust the Expected Solar Energy for up to twenty-four (24) consecutive months; provided, however, that no more than one such temporary adjustment may be made by EPE within any twenty-four (24) month period in relation to that Force Majeure Event, unless Seller otherwise consents to such additional temporary adjustment in writing; such consent not to be unreasonably withheld. Within three (3) Months after any such Force Majeure Event is cured, EPE may, on one occasion, and without penalty, designate a new Expected Solar Energy level to apply for the remainder of the term; provided, however, that such new Expected Solar Energy level shall be at least seventy percent (70%) and no more than one hundred percent (100%) of the Expected Solar Energy at the time immediately prior to the Force Majeure Event. Any temporary or final adjustment or re-designation of the Expected Solar Energy pursuant to this subsection (A)(1) must be directly attributable to the Force Majeure Event and of a magnitude commensurate with the scope and impact of the Force Majeure Event. Such adjustment shall be effective upon the first Day immediately following receipt of such notice by Seller or such later date as may be specified by EPE. Any dispute between EPE and Seller regarding the amount of

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

such temporary or final re-designation shall be settled in accordance with Section 12.8 of this Agreement.

(2) Subject to subsection (1) above, upon the cessation of a Force Majeure Event or upon its cure, the Expected Solar Energy shall be restored to the Expected Solar Energy level that existed immediately prior to such Force Majeure Event.

(B) EPE’s Notification Obligations. In the event of any delay or nonperformance resulting from a Force Majeure Event, EPE shall notify Seller in writing as soon as practicable after becoming aware of such occurrence. Within fourteen (14) days of becoming aware of the occurrence of a Force Majeure Event, EPE shall notify Seller in writing of the nature, cause, date of commencement thereof and the anticipated duration, and shall indicate whether any deadlines or date(s) imposed under this Agreement may be affected thereby. The suspension of performance shall be of no greater scope and of no greater duration than the cure for the Force Majeure Event requires. A Party claiming that a Force Majeure Event has occurred shall not be entitled to any relief therefor unless conforming notice is provided within the time period required. EPE shall notify Seller of the cessation of the Force Majeure Event or of the conclusion of EPE’s cure for the Force Majeure Event, in either case within two (2) Business Days thereof.

(C) EPE’s Duty to Mitigate. EPE shall use commercially reasonable efforts to cure the cause(s) preventing its performance of this Agreement; provided, however, that the settlement of strikes, lockouts and other labor disputes shall be entirely within the discretion of EPE, and EPE shall not be required to settle such strikes, lockouts or other labor disputes by acceding to demands which EPE deems to be unreasonable.

(D) Delay Caused by EPE’s Force Majeure Event. Upon the occurrence and during the continuance of a Force Majeure Event and the effects thereof, to the extent that a Force Majeure Event affects the ability of the Transmission Provider to deliver Solar Energy to EPE from the Facility, then the hours during which the Force Majeure Event occurs shall be excluded from the payment calculations as set forth in Section 8.1 of this Agreement.

14.5 Limitations on Effect of Force Majeure. In no event will any delay or failure of performance caused by a Force Majeure Event extend this Agreement beyond its stated Term. In the event that any delay or failure of performance caused by a Force Majeure Event continues for an uninterrupted period of three hundred sixty-five (365) Days from its occurrence or inception, the Party not claiming a Force Majeure Event may, so long as the Force Majeure Event is continuing beyond the three hundred sixty-five (365) Day period, terminate this Agreement upon no less than sixty (60) Days written notice to the affected Party and without further obligation by either Party, except as to the obligations incurred prior to the effective date of such termination. Once the right to terminate as provided in this Section 14.5 is triggered, the Party with the termination right must exercise such right within sixty (60) Days of the date such right is triggered, and the right to terminate this Agreement with respect the specific Force Majeure Event shall be waived after the expiration of such sixty (60) Day period. The Party not claiming a Force Majeure Event may, but shall not be obligated to, extend the three hundred sixty-five (365) Day period, for such additional time as it, at its sole discretion, deems appropriate, such additional time not to exceed two (2) years.

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

ARTICLE 15 - REPRESENTATIONS, WARRANTIES AND COVENANTS

15.1 Seller’s Representations, Warranties and Covenants. Seller hereby represents and warrants as follows:

(A) Seller is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of its creation. Seller is qualified to do business in each other jurisdiction where the failure to so qualify would have a material adverse effect on the business or financial condition of Seller, and Seller has all requisite power and authority to conduct its business, to own its properties, and to execute, deliver, and perform its obligations under this Agreement.

(B) The execution, delivery, and performance of its obligations under this Agreement by Seller have been duly authorized by all necessary corporate action, and do not and will not:

(1) require any consent or approval by any governing body of Seller, other than that which has been obtained and is in full force and effect (evidence of which shall be delivered to EPE upon its request);

(2) violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award currently in effect having applicability to Seller or violate any provision in any formation documents of Seller, the violation of which could have a material adverse effect on the ability of Seller to perform its obligations under this Agreement;

(3) result in a breach or constitute a default under Seller’s formation documents or bylaws, or under any agreement relating to the management or affairs of Seller or any indenture or loan or credit agreement, or any other agreement, lease, or instrument to which Seller is a party or by which Seller or its properties or assets may be bound or affected, the breach or default of which could reasonably be expected to have a material adverse effect on the ability of Seller to perform its obligations under this Agreement; or

(4) result in, or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance of any nature (other than as may be contemplated by this Agreement) upon or with respect to any of the assets or properties Seller now owns or hereafter acquires, the creation or imposition of which could reasonably be expected to have a material adverse effect on the ability of Seller to perform its obligations under this Agreement.

(C) This Agreement is a valid and binding obligation of Seller, subject to the contingency identified in Section 6.1 of this Agreement.

(D) The execution and performance of this Agreement will not conflict with or constitute a breach or default under any contract or agreement of any kind to which Seller is a party or any judgment, order, statute, or regulation that is applicable to Seller or the Facility.

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(E) To the knowledge of Seller, Seller has identified in Exhibit E to this Agreement all permits, consents, approvals, licenses and authorizations which Seller anticipates will be obtained by Seller in the ordinary course of business, and all permits, consents, approvals, licenses, authorizations, or other action required by any Governmental Authority to authorize Seller’s execution, delivery and performance of this Agreement. Seller shall obtain all such permits, consents, approvals, licenses, and authorizations or other action required by any Governmental Authority identified in Exhibit E prior to the Commercial Operation Date to the extent required for Commercial Operation of the Facility. However, failure of Seller to identify a necessary permit, consent, approval, license or authorization in Exhibit E to this Agreement does not relieve Seller of the obligation under this Agreement to obtain all such necessary Governmental Approvals.

(F) Seller shall comply with all applicable local, state, and federal laws, regulations, and ordinances, including but not limited to equal opportunity and affirmative action requirements and all applicable federal, state, and local environmental laws and regulations presently in effect or which may be enacted during the Term of this Agreement.

(G) As soon as it is known to Seller, Seller shall disclose to EPE the nature and extent of any (i) Environmental Contamination on or relating to the Site (and Seller shall be solely responsible and liable for any corresponding clean-up and remediation costs), (ii) violation of any laws or regulations; or (iii) litigation, liens, or encumbrances arising out of the construction or operation of the Facility.

(H) Seller has obtained sufficient water rights or water supply agreements necessary for uninterrupted operation of the Facility.

15.2 EPE’s Representations, Warranties and Covenants. EPE hereby represents and warrants as follows:

(A) EPE is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and is qualified in each other jurisdiction where the failure to so qualify would have a material adverse effect upon the business or financial condition of EPE. EPE has all requisite power and authority to conduct its business, to own its properties, and to execute, deliver, and perform its obligations under this Agreement.

(B) The execution, delivery, and performance of its obligations under this Agreement by EPE have been duly authorized by all necessary corporate action, and do not and will not:

(1) require any consent or approval of EPE’s Board of Directors, or shareholders, other than that which has been obtained and is in full force and effect (evidence of which shall be delivered to Seller upon its request);

(2) violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award currently in effect having applicability to EPE or violate any provision in any corporate documents of EPE, the violation of which could have a material adverse effect on the ability of EPE to perform its obligations under this Agreement;

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(3) result in a breach or constitute a default under EPE’s corporate charter or bylaws, or under any agreement relating to the management or affairs of EPE, or any indenture or loan or credit agreement, or any other agreement, lease, or instrument to which EPE is a party or by which EPE or its properties or assets may be bound or affected, the breach or default of which could reasonably be expected to have a material adverse effect on the ability of EPE to perform its obligations under this Agreement; or

(4) result in, or require the creation or imposition of, any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance of any nature (other than as may be contemplated by this Agreement) upon or with respect to any of the assets or properties of EPE now owned or hereafter acquired, the creation or imposition of which could reasonably be expected to have a material adverse effect on the ability of EPE to perform its obligations under this Agreement.

(C) This Agreement is a valid and binding obligation of EPE, subject to the conditions precedent identified in Section 6.1 of this Agreement.

(D) The execution and performance of this Agreement will not conflict with or constitute a breach or default under any contract or agreement of any kind to which EPE is a party or any judgment, order, statute, or regulation that is applicable to EPE.

(E) To the knowledge of EPE, and except for the NMPRC approval(s) identified in Section 6.1 of this Agreement, all approvals, authorizations, consents, or other action required by any Governmental Authority to authorize EPE’s execution, delivery and performance of this Agreement, have been duly obtained and are in full force and effect.

ARTICLE 16 - INSURANCE

16.1 Evidence of Insurance. Seller shall, on or before June 1 of each Commercial Operation Year and pursuant to the requirements of Section 4.9(C) of this Agreement, provide EPE with copies of certificates of insurance evidencing that insurance coverages for the Facility are in compliance with the specifications for insurance coverage set forth in Exhibit D to this Agreement. Such certificates shall (a) provide that EPE shall receive thirty (30) Days prior written notice of non-renewal, cancellation of, or significant modification to any of the corresponding policies (except that such notice shall be ten (10) Days for non-payment of premiums) and (b) provide a waiver of any rights of subrogation against EPE, its Affiliates and their officers, directors, agents, subcontractors, and employees. All policies shall be written with insurers that EPE, in its reasonable discretion, deems acceptable (such acceptance will not be unreasonably withheld). All policies shall be written on an occurrence basis, except as provided in Section 16.2 below. All policies shall contain an endorsement that Seller’s policy shall be primary in all instances regardless of like coverage, if any, carried by EPE. Seller’s liability under this Agreement is not limited to the amount of insurance coverage required herein.

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

16.2 Term and Modification of Insurance.

(A) All insurance required under this Agreement shall cover occurrences during the Term and claims for events occurring during the term of this Agreement for a period of two (2) years after the Term. In the event that any insurance as required herein is commercially available only on a “claims-made” basis, such insurance shall provide for a retroactive date not later than the date of this Agreement, and such insurance shall be maintained by Seller, with a retroactive date not later than the retroactive date required above, for a minimum of five (5) years after the Term. Any insurer shall carry at least a best rating of A-V or better and must include EPE as an additional insured. A waiver of subrogation will also be required.

(B) EPE shall have the right, at times deemed appropriate to EPE during the Term, to request Seller to modify the insurance minimum limits specified in Exhibit D to this Agreement in order to maintain reasonable coverage amounts. Seller shall comply with such request if commercially reasonable.

(C) If any insurance required to be maintained by Seller under this Agreement ceases to be reasonably available and commercially feasible in the commercial insurance market, Seller shall provide written notice to EPE, accompanied by a certificate from an independent insurance advisor of recognized national standing, certifying that such insurance is not reasonably available and commercially feasible in the commercial insurance market for electric generating plants of similar type, geographic location and design. Upon receipt of such notice, Seller shall use commercially reasonable efforts to obtain other insurance that would provide comparable protection against the risk to be insured, and EPE shall not unreasonably withhold its consent to modify or waive such requirement.

16.3 Endorsements to Fire and All-Perils and Machinery Breakdown Policies. Seller shall insure the Facility against all risks of physical loss or damage, including boiler and machinery breakdown and shall also maintain business interruption/extra expense endorsements as set forth in Exhibit D, and such coverage shall be reasonable and customary in the power generation industry for projects of the size and scope of the Facility and, further, shall cause its insurers and brokers to provide standard thirty (30) Day non-cancellation provisions in such policies naming EPE as additional named insured.

16.4 Insurance Reports. Seller shall provide EPE with copies of any technical underwriters’ reports or other technical reports received by it from any insurer; provided, however, that EPE shall not disclose such reports to any other Person except as necessary in connection with administration and enforcement of this Agreement or as may be required by any Governmental Authority or other relevant authority having jurisdiction over EPE, and shall use and internally distribute such reports only as necessary in connection with the administration and enforcement of this Agreement.

ARTICLE 17 - INDEMNITY

17.1 Indemnification. EACH PARTY (THE “INDEMNIFYING PARTY”) AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS THE OTHER PARTY (THE “INDEMNIFIED PARTY”) FROM AND AGAINST ALL THIRD PARTY CLAIMS, DEMANDS, LOSSES, LIABILITIES, PENALTIES, AND EXPENSES (INCLUDING

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

REASONABLE ATTORNEYS’ FEES) TO THE EXTENT ARISING OUT OF, RESULTING FROM, OR CAUSED BY: (A) CONSTRUCTION EVENTS OF DEFAULT, OPERATIONAL EVENTS OF DEFAULT, OR EPE EVENTS OF DEFAULT, AS APPLICABLE, (B) VIOLATION OF ANY APPLICABLE ENVIRONMENTAL LAWS, OR (C) THE NEGLIGENT OR TORTIOUS ACTS, ERRORS, OR OMISSIONS OF THE INDEMNIFYING PARTY, ITS AFFILIATES, ITS DIRECTORS, OFFICERS, EMPLOYEES, OR AGENTS IN PERFORMING ITS OBLIGATIONS UNDER THIS AGREEMENT OR ITS FAILURE TO ABIDE BY THE PROVISIONS OF THIS AGREEMENT. NOTHING IN THIS ARTICLE 17 SHALL ENLARGE OR RELIEVE SELLER OR EPE OF ANY LIABILITY TO THE OTHER FOR ANY BREACH OF THIS AGREEMENT. NEITHER PARTY SHALL BE INDEMNIFIED FOR ITS DAMAGES RESULTING FROM ITS SOLE NEGLIGENCE, INTENTIONAL ACTS OR WILLFUL MISCONDUCT. THESE INDEMNITY PROVISIONS SHALL NOT BE CONSTRUED TO RELIEVE ANY INSURER OF ITS OBLIGATION TO PAY CLAIMS CONSISTENT WITH THE PROVISIONS OF A VALID INSURANCE POLICY.

17.2 Indemnification for Fines and Penalties. Except as otherwise provided in Sections 10.3(B) and 19.3 of this Agreement, any fines or other penalties incurred by a Party (other than fines or penalties due to the negligence or intentional acts or omissions of the other Party) for non-compliance with any municipal, state or federal laws shall be the sole responsibility of the non-complying Party.

17.3 Notice of Claim, Loss or Proceeding. Each Party shall promptly notify the other Party in writing of any claim, loss, suit, or administrative or legal proceeding in respect of which such notifying Party is or may be entitled to indemnification pursuant to Section 17.1 (an “Indemnification Event”). Such notice shall be given as soon as reasonably practicable after the relevant Party becomes aware of the Indemnification Event and that such Indemnification Event may give rise to an indemnification, but in any event no later than seven (7) Days after the Party seeking indemnification has notice or becomes aware of the Indemnification Event. The delay or failure of such Indemnified Party to provide the notice required pursuant to this Section 17.3 to the other Party shall not release the other Party from any indemnification obligation which it may have to such Indemnified Party except (i) to the extent that such failure or delay materially and adversely affects the Indemnifying Party’s ability to defend such Indemnification Event or increased the amount of the loss, and (ii) that the Indemnifying Party shall not be liable for any costs or expenses of the Indemnified Party in the defense of the Indemnification Event during such period of failure or delay.

17.4 Defense of Claims.

(A) Claim, Loss or Proceeding. Promptly after receipt by a Party of notice of an Indemnification Event, the Indemnifying Party shall have the option to assume the defense of the Indemnification Event, with counsel designated by such Indemnifying Party, provided, however, the Indemnified Party shall have the right to select and be represented by separate counsel if (i) the Indemnified Party shall have reasonably concluded and specifically notified the Indemnifying Party that there may be specific defenses available to it which are different from or additional to those available to the Indemnifying Party, or that such Indemnification Event involves or could have a material adverse effect upon the Indemnified Party beyond the scope of this Agreement, unless a liability insurer is willing to cover such effects; or (ii) the Indemnified

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Party shall have reasonably concluded and specifically notified the Indemnifying Party that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such Indemnification Event. If the Indemnified Party has the right to select and be represented by separate counsel as provided herein, then counsel for the Indemnified Party shall have the right to direct the defense of the Indemnification Event on behalf of the Indemnified Party and, to the extent possible, shall coordinate with counsel representing the Indemnifying Party.

(B) Unless and until the Indemnifying Party assumes control of the defense of an Indemnification Event in accordance with Section 17.2 above, the Indemnified Party shall have the right, but not the obligation, to contest, defend and litigate, with counsel of its own selection, any such Indemnification Event, and the reasonable costs and expenses thereof shall be subject to the indemnification obligations of the Indemnifying Party hereunder.

(C) Neither the Indemnifying Party nor the Indemnified Party shall be entitled to settle or compromise any Indemnification Event without the prior consent of the other; provided, however, that after agreeing in writing to indemnify the Indemnified Party, the Indemnifying Party may settle or compromise any claim without the approval of such Indemnified Party. Except where such consent is unreasonably withheld, if the Indemnified Party settles or compromises an Indemnification Event without the prior consent of the Indemnifying Party, the Indemnifying Party shall be excused from any indemnification obligation in respect of such settlement or compromise.

17.5 Subrogation. Upon payment of any indemnification pursuant to Section 17.1 above, the Indemnifying Party, without any further action, shall be subrogated to any and all claims that the Indemnified Party may have relating thereto, and the Indemnified Party shall, at the request and expense of the Indemnifying Party, cooperate with the Indemnifying Party and give at the request and expense of the Indemnifying Party such further assurances as are necessary or advisable to enable the Indemnifying Party vigorously to pursue such claims.

ARTICLE 18 - ASSIGNMENT AND OTHER TRANSFER RESTRICTIONS

18.1 No Assignment Without Consent. Except as permitted in this Article 18 of this Agreement, neither Party shall assign this Agreement or any portion thereof, without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed, provided, that: (i) at least thirty (30) Days’ prior notice of any such assignment is be given to the other Party; (ii) any assignee expressly assumes the assignor’s obligations under this Agreement, unless otherwise agreed to by the other Party, and no assignment, whether or not consented to, shall relieve the assignor of its obligations under this Agreement in the event the assignee fails to perform, unless the other Party agrees in writing in advance to waive the assignor’s continuing obligations pursuant to this Agreement; (iii) no such assignment impairs any security given by Seller under this Agreement; and (iv) before the Agreement is assigned by Seller, the assignee first obtains such approvals as may be required by all applicable Governmental Authorities.

(A) Consent to assignment shall not be required to assign this Agreement to an Affiliate of EPE or Seller, if any.

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(B) EPE’s consent shall not be required for Seller to assign this Agreement for collateral purposes to the Facility Lender. Seller shall notify EPE, pursuant to Section 19.4 of this Agreement, of any such assignment to the Facility Lender no later than thirty (30) Days after the assignment.

18.2 Restriction on Transfers. Except as otherwise permitted by this Agreement, Seller may not sell the Facility, and Seller’s parent company (the “Parent”) may not transfer all or any portion of its ownership interest in Seller (the “Interests”). In the event that the Parent should pledge or otherwise encumber any of its Interests as security for the payment of indebtedness under the Financing Documents, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all of the terms and conditions of this Article 18.

18.3 Permitted Transfers. Subject to the conditions and restrictions set forth in Section 18.5 hereof and written notice to EPE within thirty (30) Days of a transfer, (A) Parent may at any time transfer all or any portion of its Interests to (i) any Affiliate of Parent, or (ii) any Purchaser and (B) Seller may at any time transfer all or any portion of its ownership interest in the Facility to (i) any Affiliate of Seller, or (ii) any Purchaser (any such Transfer being referred to in this Agreement as a “Permitted Transfer”).

18.4 Collateral Assignment. EPE’s consent shall not be required for Seller to assign this Agreement for collateral purposes to a lender under the Financing Documents. Seller shall notify EPE of any such assignment no later than thirty (30) Days after the assignment.

18.5 Change of Control. Any direct or indirect voluntary change of control of Seller, shall require the prior written consent of EPE, which shall not be unreasonably withheld. No consent of EPE shall be required, however, to any change of control resulting from (i) transactions among Affiliates of Seller, or (ii) any exercise by the Facility Lender of its rights and remedies under the Financing Documents.

18.6 Transfer without Consent is Null and Void. Any change of control or sale, transfer, or assignment of any interest in the Facility or in this Agreement, including, without limitation, any sale and lease-back of the Facility under Section 3.1(A) of this Agreement, made without fulfilling the requirements of this Agreement shall be null and void and shall constitute an Event of Default pursuant to Article 12.

18.7 Prohibited Transfers. Any purported transfer of Interests or transfer of the Facility that is not a Permitted Transfer shall be null and void and of no force or effect whatsoever.

18.8 Reimbursement for EPE’s Costs from Transfers or Assignments. Seller agrees that, in the event Seller assigns or transfers an interest in the Facility or the Agreement, as such transactions are described in Article 18, Seller shall be responsible for costs incurred by EPE, including reimbursement of costs, expenses and reasonable attorneys’ fees incurred to effectuate the consent to such proposed transaction.

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

ARTICLE 19 - MISCELLANEOUS

19.1 Waiver. Unless specifically provided otherwise in this Agreement, the failure of either Party to enforce or insist upon compliance with or strict performance of any of the terms or conditions of this Agreement, or to take advantage of any of its rights under this Agreement, shall not constitute a waiver or relinquishment of any such terms, conditions, or rights, but the same shall be and remain at all times in full force and effect.

19.2 Taxes.

(A) Seller shall be solely responsible for:

(1) any and all present or future taxes and other impositions of Governmental Authorities relating to the construction, ownership or leasing, operation or maintenance of the Facility, the Site, or any components or appurtenances thereof, including, without limitation, taxes and impositions that vary based upon the amount of power produced, the amount or nature of fuel consumed, and the nature of wastes produced by the Facility;

(2) any and all present or future taxes and other impositions of Governmental Authorities on or with respect to the energy generated by the Facility or the transaction under this Agreement arising up to the Point of Delivery, including ad valorem taxes; and

(3) all ad valorem taxes relating to the Facility except for ad valorem taxes on or with respect to the energy generated by the Facility or the transaction under this Agreement arising at or beyond the Point of Delivery.

(B) Seller shall not be responsible for payment of gross receipts taxes on energy sales to EPE.

(C) EPE shall be solely responsible for any and all present or future taxes and other impositions of Governmental Authorities on or with respect to the energy generated by the Facility or the transaction under this Agreement arising at or beyond the Point of Delivery, including ad valorem taxes.

(D) In the event EPE is required by law or regulation to remit or pay such taxes or other impositions of Governmental Authorities that are Seller’s responsibility pursuant to Section 19.2(A) of this Agreement, Seller shall promptly reimburse EPE for such amounts. If Seller is required by law or regulation to remit or pay such taxes or other impositions of Governmental Authorities that are EPE’s responsibility pursuant to Section 19.2(C) of this Agreement, EPE shall promptly reimburse Seller for such amounts. Either Party may offset such amounts against any undisputed amounts owed to it by the other Party, as provided in Section 9.3(A) of this Agreement.

(E) The Parties shall cooperate to minimize tax exposure; however, neither Party shall be obligated to incur any financial burden to reduce taxes for which the other Party is responsible under this Agreement.

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

19.3 Monetary Penalties. If fees, fines, penalties, or costs are claimed or assessed against EPE or Seller by any Governmental Authority that are in whole or in part contributed to or due to noncompliance by the other Party with this Agreement, any requirements of law, any permit or contractual obligation, the other Party shall promptly reimburse EPE or Seller for related monetary penalties to the extent of such contribution or attribution.

19.4 Notices in Writing. Notices required by this Agreement shall be addressed to the Party’s representative named in Exhibit C to this Agreement at the addresses noted in Exhibit C. Any notice, request, consent, or other communication required or authorized under this Agreement to be given by one Party to the other Party shall be in writing. It shall either be hand delivered or mailed, postage paid, to the representative of the other Party. If mailed, the notice, request, consent or other communication shall be simultaneously sent by facsimile or other electronic means. Any such notice, request, consent, or other communication shall be deemed to have been received by the Close of the Business Day on which it was hand delivered or transmitted electronically (unless hand delivered or transmitted after such close, in which case it shall be deemed received at the close of the next Business Day). Real-time or routine communications concerning Facility operations shall be exempt from this Section 19.4.

19.5 Exhibit Changes. Either Party may change its representative or the information for its notice addresses in Exhibit C at any time without the approval of the other Party. Exhibit A, Exhibit B, Exhibit F, and Exhibit G may be changed at any time with the mutual consent of both Parties. Exhibit E may be changed by the Seller at any time. Exhibit D may be changed in accordance with Section 16.2 (B) of this Agreement. A Party making a change that does not require the consent of the other Party shall provide thirty (30) Days notice of the change to the other Party.

19.6 Other Changes.

(A) The terms and conditions and the rates for service specified in this Agreement shall remain in effect for the term of the transaction described herein. Absent the Parties’ written agreement, this Agreement shall not be subject to change by application of either Party pursuant to Section 205 or 206 of the Federal Power Act.

(B) Absent the written agreement of all entities to a proposed change, the standard of review for changes to this Agreement whether proposed by a Party, a non-party, or the FERC acting sua sponte shall be the “public interest” standard of review set forth in United Gas Pipe Line v. Mobile Gas Service Corp., 350 U.S. 332 (1956) and Federal Power Commission v. Sierra Pacific Power Co., 350 U.S. 348 (1956) (known as the “Mobile-Sierra doctrine”).

19.7 Disclaimer of Third Party Beneficiary Rights. In executing this Agreement, EPE does not, nor should it be construed to, extend its credit or financial support for the benefit of any third parties lending money to or having other transactions with Seller. Nothing in this Agreement shall be construed to create any duty to, or standard of care with reference to, or any liability to, any person not a Party to this Agreement.

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

19.8 Relationship of the Parties.

(A) This Agreement shall not be interpreted to create an association, joint venture, or partnership between the Parties or to impose any partnership obligation or liability upon either Party. Neither Party shall have any right, power, or authority to enter into any agreement or undertaking for, or act on behalf of, or to act as an agent or representative of, the other Party.

(B) Seller shall be solely liable for the payment of all wages, taxes, and other costs related to the employment of persons to perform such services, including all federal, state, and local income, social security, payroll, and employment taxes and statutorily mandated workers’ compensation coverage. None of the persons employed by Seller shall be considered employees of EPE for any purpose; nor shall Seller represent to any person that he or she is or shall become an EPE employee.

19.9 Equal Employment Opportunity Compliance Certification. Seller acknowledges that, as a government contractor, EPE is subject to various federal laws, executive orders, and regulations regarding equal employment opportunity and affirmative action. All applicable equal employment opportunity and affirmative action clauses shall be deemed to be incorporated herein as required by federal laws, executive orders, and regulations, including, but not limited to, 41 C.F.R. §60 1.4(a)(1-7) but shall not thereby apply to Seller.

19.10 Survival of Obligations. Cancellation, expiration, or earlier termination of this Agreement shall not relieve the Parties of obligations that by their nature should survive such cancellation, expiration, or termination, prior to the term of the applicable statute of limitations, including without limitation warranties, remedies, or indemnities, which shall survive for the period of the applicable statute(s) of limitation. Applicable provisions of this Agreement shall continue in effect after termination, including early termination, to the extent necessary to enforce or complete the duties, obligations or responsibilities of the Parties arising prior to termination and, as applicable, to provide for final billings and adjustments related to the period prior to termination, payment of any money due and owing to either Party pursuant to this Agreement, payment of principal and interest associated with the Security Fund, and the indemnifications specified in this Agreement.

19.11 Severability. In the event any of the terms, covenants, or conditions of this Agreement, its Exhibits, or the application of any such terms, covenants, or conditions, shall be held invalid, illegal, or unenforceable by any court or administrative body having jurisdiction, all other terms, covenants, and conditions of the Agreement and their application not adversely affected thereby shall remain in force and effect; provided, however, that EPE and Seller shall negotiate in good faith to attempt to implement an equitable adjustment in the provisions of this Agreement with a view toward effecting the purposes of this Agreement by replacing the provision that is held invalid, illegal, or unenforceable with a valid provision the economic effect of which comes as close as possible to that of the provision that has been found to be invalid, illegal or unenforceable.

19.12 Complete Agreement; Amendments. The terms and provisions contained in this Agreement and its Exhibits constitute the entire agreement between EPE and Seller with respect to the Facility and shall supersede all previous communications, representations, or agreements, either verbal or written, between EPE and Seller with respect to the sale of Solar Energy from the

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Facility. This Agreement may be amended, changed, modified, or altered, provided that such amendment, change, modification, or alteration shall be in writing and signed by both Parties hereto, and provided further, that the Exhibits attached hereto may be changed according to the provisions of Section 19.5 of this Agreement.

19.13 Binding Effect. This Agreement, as it may be amended from time to time pursuant to this Article, shall be binding upon and inure to the benefit of the Parties hereto and their respective successors in interest, legal representatives, and permitted assigns.

19.14 Headings. Captions and headings used in this Agreement are for ease of reference only and do not constitute a part of this Agreement.

19.15 Counterparts. This Agreement may be executed in any number of counterparts, and each executed counterpart shall have the same force and effect as an original instrument.

19.16 Governing Law. The interpretation and performance of this Agreement and each of its provisions shall be governed and construed in accordance with the laws of the State of New Mexico. The Parties hereby submit to the exclusive jurisdiction of the courts of the State of New Mexico, and venue is hereby stipulated as New Mexico.

19.17 Confidentiality.

(A) For purposes of this Section 19.17, “Disclosing Party” refers to the Party disclosing information to the other Party, and the term “Receiving Party” refers to the Party receiving information from the other Party.

(B) Other than in connection with this Agreement, the Receiving Party shall not use the Confidential Information (as defined in clause (D) below) and shall keep the Confidential Information confidential. The Confidential Information may be disclosed to the Receiving Party’s or its affiliates’ directors, officers, employees, financial advisors, legal counsel and accountants (collectively, “Representatives”), but only if such Representatives need to know the Confidential Information in connection with this Agreement. The Parties agree that (i) such Representatives will be informed by the Receiving Party of the confidential nature of the Confidential Information and the requirement and the limitations of its use, (ii) such Representatives will be required to agree to and be bound by the terms of this Section 19.17 as a condition of receiving the Confidential Information, and (iii) in any event, the Receiving Party will be responsible for any disclosure of Confidential Information, or any other breach of confidentiality provisions of this Agreement, by any of its Representatives. The Receiving Party shall not disclose the Confidential Information to any person other than as permitted hereby, and shall safeguard the Confidential Information from unauthorized disclosure using the same degree of care as it takes to preserve its own confidential information (but in any event no less than a reasonable degree of care). To the extent the Disclosing Party is required to submit Confidential Information to a Governmental Authority, the Disclosing Party shall use all available means to ensure that such Confidential Information is not made public.

(C) If the Receiving Party or its Representatives are requested or required (by oral question, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process, or by applicable law) to disclose any Confidential Information, the

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Receiving Party shall promptly notify the Disclosing Party of such request or requirement, if that notification can be made without violating the terms of such compelled disclosure, so that the Disclosing Party may seek an appropriate protective order or waive compliance with this Section 19.17 with respect to such disclosure. If, in the absence of a protective order or the receipt of a waiver under this Agreement, the Receiving Party or its Representatives are, in the opinion of their legal counsel, compelled to disclose the Confidential Information, the Receiving Party and its Representatives may disclose only such of the Confidential Information to the party compelling disclosure as is required by law and, in connection with such compelled disclosure, the Receiving Party and its Representatives shall use their reasonable efforts to obtain from the party to whom disclosure is made written assurance that confidential treatment will be accorded to such portion of the Confidential Information as is disclosed.

(D) As used in this Section 19.17, “Confidential Information” means all information that is furnished in connection with this Agreement to the Receiving Party or its Representatives by the Disclosing Party, or to which the Receiving Party or its Representatives have access by virtue of this Agreement (in each case, whether such information is furnished or made accessible in writing, orally, visually or by any other (including electronic) means), or which concerns this Agreement, the Disclosing Party or the Disclosing Party’s stockholders, members, affiliates or subsidiaries, and which is designated by the Disclosing Party at the time of its disclosure, or promptly thereafter, as “confidential” (whether by stamping any such written material or by memorializing in writing the confidential nature of any such oral or visual information). Any such information furnished to the Receiving Party or its Representatives by a director, officer, employee, affiliate, stockholder, consultant, agent or representative of the Disclosing Party will be deemed furnished by the Disclosing Party for the purpose of this Agreement. Notwithstanding the foregoing, the following will not constitute Confidential Information for purposes of this Agreement:

(1) information that is or becomes generally available to the public other than as a result of a disclosure or other act by the Receiving Party or its Representatives;

(2) information that can be shown by the Receiving Party to have been already known to the Receiving Party on a non-confidential basis prior to being furnished to the Receiving Party by the Disclosing Party;

(3) information that becomes available to the Receiving Party on a non-confidential basis from a source other than the Disclosing Party or a representative of the Disclosing Party if such source was not subject to any prohibition against transmitting the information to the Receiving Party; and

(4) information developed by the Parties during the negotiation of this Agreement that relates solely to this Agreement (as opposed to confidential business or operating information of either Party, including pricing), which information shall be deemed proprietary to both Parties, each of whom shall be free to use such information, as they would any information already known to the Parties prior to the negotiation of this Agreement.

(E) The Confidential Information will remain the property of the Disclosing Party. Any Confidential Information that is reduced to writing, except for that portion of the

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Confidential Information that may be found in analyses, compilations, studies or other documents prepared by or for the Receiving Party in connection with this Agreement, will be returned to the Disclosing Party immediately upon its request after expiration or termination of this Agreement, unless such Confidential Information has been destroyed by the Receiving Party, and no copies will be retained by the Receiving Party or its Representatives, unless the Parties agree otherwise. That portion of the Confidential Information that may be found in analyses, compilations, studies or other documents prepared by or for the Receiving Party, oral or visual Confidential Information, and written Confidential Information not so required to be returned will be held by the Receiving Party and kept subject to the terms of this Agreement, or destroyed.

(F) It is understood and agreed that neither this Agreement nor disclosure of any Confidential Information by the Disclosing Party to the Receiving Party shall be construed as granting to the Receiving Party or any of its Representatives any license or rights in respect of any part of the Confidential Information disclosed to it, including any trade secrets included in any such Confidential Information.

19.18 Compliance with Applicable Law. This Agreement and the obligations of the Parties under this Agreement are subject to all present and future laws with respect to the subject matter hereof, either state or federal, and to all valid present and future orders, rules, and regulations of duly constituted Governmental Authorities having jurisdiction. The Parties agree to comply with any and all such applicable federal, state, and local laws, orders, and regulations in connection with the performance of their respective obligations under this Agreement.

19.19 Press Releases and Media Contact. Upon the request of either Party, the Parties shall develop a mutually agreed joint press release to be issued describing the location, size, type and timing of the Facility, the long-term nature of this Agreement, and other relevant factual information about the relationship. In the event during the Term, either Party is contacted by the media concerning this Agreement, the contacted Party shall inform the other Party of the existence of the inquiry, and the Parties shall jointly agree upon the substance of any information to be provided to the media.

19.20 Due Authority. Each Party represents and warrants that it has full and complete authority to enter into and perform this Agreement. Each person who executes this Agreement on behalf of either Party represents and warrants that he or she has full and complete authority to do so and that such Party will be bound thereby.

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Parties have executed this Agreement.

Seller:

New Mexico SunTower, LLC

By:	/s/ Asif Ansari

EPE:

El Paso Electric Company

By:	/s/ Gary Sanders

By:	/s/ J. Frank Bates

DATED: October 17, 2008	APPROVED AS TO FORM
OFFICE OF THE GENERAL COUNSEL 65
10/17/08

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT A

CONSTRUCTION MILESTONES

Seller shall specify the following Construction Milestones. If not applicable, enter “NA.”

1.	Financial Commitment Milestone: the date that Seller delivers documents to EPE showing that financing for the Facility has been secured. 4/30/2010

2.	Project Construction Commencement Milestone: the date on which grading and excavation for the Facility begins and substantial construction at the facility site thereafter continues. 6/1/2010

3.	Generator Installation Milestone: the date that the installation of the generator commences. 4/1/2011

4.	Interconnection Milestone: the date that the Interconnection Facilities are to be completed. 4/1/2011

5.	Commercial Operation Milestone: the Commercial Operation Date. 7/31/2011

Exhibit A

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT B

FACILITY DESCRIPTION AND SITE MAPS

Bid Specific

1.	Generating Facility Description.

The Facility consists of two 46 MW units on approximately 400 acres. Each unit employs a modular architecture, where fields of dual-axis heliostats point to a thermal receiver, converting water directly to steam. Steam from 16 receivers is aggregated at a central steam turbine and generator and is used to produce 46 MW (net) of electric energy. The electric output from each unit is aggregated in a collector line, which will interconnect to EPE’s transmission system.

The following are renderings of the 92 MW project:

Exhibit B

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

2.	Site Description.

The maps below show the two prospective sites for the Facility.

The Facility in Deming will be located on either the cluster of private land parcels or the larger single parcel of City land directly to the west of the private land. The Facility will interconnect at 345 kV to EPE’s Luna substation.

The Facility in Santa Teresa will be located on private land as indicated by the green rectangle on the left side of the map below. The Facility will interconnect to EPE’s 115 kV transmission line directly adjacent to and on the north side of the property. The Facility may be located further east along EPE’s 115 kV line that terminates at EPE’s Diablo substation, which is marked by a red box directly below Sunland Park.

Exhibit B

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit B

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT C

NOTICE ADDRESSES

EPE	Seller
Notices: El Paso Electric Company Attn: Ricardo Acosta Manager, Resource Planning PO Box 982 El Paso, TX 79901 Phone: 915-543-2040 Facsimile: 915-521-4799	Notices: Attn: Jim Shandalov, VP Business Development Street: 130 West Union St. City: Pasadena, CA 91103 Phone: 626-685-1846 Facsimile: 626-535-2701 Email: jim.shandalov@esolar.com
Reference Numbers: Duns: 007928955 Federal Tax ID Number: 74-0607870	Reference Numbers: Duns: To be provided by Seller Federal Tax ID Number: 26-3543476
Contract Administration: Attn: To be provided by Buyer Phone and Fax: To be provided by Buyer	Contract Administration: Attn: To be provided by Seller Phone: Phone and Fax: To be provided by Seller
Maintenance Forecasting/Scheduling: Attn: Control Room Phone and Fax: To be provided by Buyer	Maintenance Forecasting/Scheduling: Attn: Control Room Phone and Fax: To be provided by Seller
Day Ahead, Hour Ahead, and Real Time Forecasting/Scheduling: Phone: To be provided by Seller	Day Ahead, Hour Ahead, and Real Time Forecasting/Scheduling: Phone: To be provided by Seller
Payments, Security: Attn: To be provided by Buyer	Payments, Security: Attn: John Faieta, Controller Phone: 626-685-1830 Facsimile: 626-535-2701 Email: john.faieta@esolar.com
With additional Notices of an Event of Default or Potential Event of Default to:	With additional Notices of an Event of Default or Potential Event of Default to:

Exhibit C

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Attn: Gary Sanders, General Counsel Phone: (915) – 543 -2285 Facsimile: (915) – 543-4728 Email: gsande1@epelectric.com	Attn: Asif Ansari, CEO Phone: (626) 685-4966 Facsimile: 626-535-2701 Email: asif.ansari@esolar.com

Exhibit C

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT D

INSURANCE COVERAGE

Type of Insurance	Minimum Limits of Coverage
1. Commercial General Liability (CGL)	$2,000,000 per occurrence and $5,000,000 combined single limit each and commercial umbrella occurrence and the aggregate, where applicable. If CGL insurance contains a general aggregate limit, it shall apply separately to the Facility.

CGL insurance shall be written on ISO occurrence form CG 00 01 01 96 (or a substitute form providing equivalent coverage) and shall cover liability arising from premises, operations, independent contractors, products/completed operations, contracts, property damage, personal injury and advertising injury, and liability assumed under an insured contract (including the tort liability of another assumed in a business contract), all with limits as specified above. CGL insurance shall include ISO endorsement CG 24 17 (or an equivalent endorsement) which modifies the definition of “Insured contract” to eliminate the exclusion of easement or license agreements in connection with construction or demolition operations on or within 50 feet of a railroad. There shall be no endorsement or modification of the CGL insurance limiting the scope of coverage for liability arising from explosion, collapse, or underground property damage.

EPE shall be included as an insured under the CGL policy, using ISO additional insured endorsement CG 20 10 (or a substitute providing equivalent coverage), and under the commercial umbrella insurance. The commercial umbrella insurance shall provide coverage over the top of the CGL insurance, the Business Automobile Liability insurance, and the Employers Liability insurance.

The CGL and commercial umbrella insurance to be obtained by or on behalf of Seller shall be endorsed as follows:

Such insurance as afforded by this policy for the benefit of EPE shall be primary as respects any claims, losses, damages, expenses, or liabilities arising out of that certain Solar Energy Purchase Power Agreement dated October 17, 2008 and insured hereunder, and any insurance carried by EPE shall be excess of and noncontributing with insurance afforded by this policy.

2. Business Automobile Liability	$1,000,000 combined single limit (each accident), including all Owned, Non Owned, Hired and Leased Autos

Business Automobile Liability insurance shall be written on ISO form CA 00 01, CA 00 05, CA 00 12, CA 00 20, or a substitute form providing equivalent liability coverage. If necessary, the policy shall be endorsed to provide contractual liability coverage equivalent to that provided in the 1990 and later editions of CA 00 01.

Exhibit D

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

3. Workers Compensation	$1,000,000 minimum and Statutory Requirements. Seller may comply with these requirements through the use of a qualified self-insurance plan.

4. Employers Liability	$1,000,000 each accident for bodily injury by accident, or $1,000,000 each employee for bodily injury by disease.

5. Excess Liability Coverage	$6,500,000 general aggregate

6. Business Interruption/Extra Expense Endorsements	$5,000,000 general aggregate

Exhibit D

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT E

SELLER’S REQUIRED GOVERNMENTAL AUTHORITY PERMITS, CONSENTS,

APPROVALS, LICENSES AND AUTHORIZATIONS TO BE OBTAINED

The following is a list of key environmental compliance activities.

1.	National Environmental Policy Act (NEPA) review: Not required as the project will not be sited on public lands.

2.	Federal Aviation Agency (FAA) Notice of Obstruction: eSolar will submit this application, even through the project design is within FAA guidelines for sites close to airports.

3.	Clean Water Act (CWA), Wetlands and Waters of the United States: The project is expected to have no impact on wetlands and waters of the United States, nevertheless, eSolar will consult with appropriate federal and/or state agencies to confirm.

4.	Endangered Species Act - Section 10: the Santa Teresa site is not located in any designated critical habitats. For the Deming site, eSolar will perform preconstruction surveys to ensure that no federal or state threatened endangered or special status species will be affected by the project.

5.	Clean Air Act (CAA) Permits: Cooling towers will be designed, constructed, and operated according to New Mexico Environmental Department (NMED) air quality requirements.

6.	National Historic Preservation Act (NHPA) – Historically and culturally significant areas have previously been identified at Santa Teresa. For the Deming site, eSolar will consult with the New Mexico Historic Preservation Division (NMHPD) to identify and avoid potentially eligible historic sites. If necessary, eSolar will obtain the required antiquities permits consult with the state archaeologist during construction, as required.

7.	Renewable Energy Credit Generator Certification: eSolar will file for certification by the NMPRC so that the facility to participate in the renewable energy credit program.

8.	Spill Prevention Containment and Control Plan (SPCC Plan): eSolar will complete an SPCC Plan for the site that complies with all EPA and NMED requirements.

9.	Storm Water Management: eSolar will obtain a general construction permit for authorization to discharge storm water under the New Mexico Pollution Discharge Elimination System. The goal of the project will be to maintain the site’s pre-existing storm runoff characteristics during both construction and operation of the facility.

10.	Construction Permits: The project will obtain local construction permits from the City of Deming, Luna County or Dona Ana County, as applicable, such as those required for storm-water management, driveway easements, the completion of sewer or septic facilities, and transportation of over-size materials.

Exhibit E

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT F

SELLER’S EXPECTED AND COMMITTED RENEWABLE ENERGY

AND RENEWABLE ENERGY PAYMENT RATE

Commercial Operation Year	Expected Renewable Energy (in MWh)	Committed Renewable Energy (in MWh)	Renewable Energy Payment Rate (in $/MWh) for Deming site	Renewable Energy Payment Rate (in $/MWh) for Santa Teresa site
1	****	****	****	****
2	****	****	****	****
3	****	****	****	****
4	****	****	****	****
5	****	****	****	****
6	****	****	****	****
7	****	****	****	****
8	****	****	****	****
9	****	****	****	****
10	****	****	****	****
11	****	****	****	****
12	****	****	****	****
13	****	****	****	****
14	****	****	****	****
15	****	****	****	****
16	****	****	****	****
17	****	****	****	****
18	****	****	****	****
19	****	****	****	****
20	****	****	****	****

If Seller is not awarded the solar Renewable Energy Production Tax Credit, pursuant to New Mexico Statute §7-2A-19, the Renewable Energy Payment Rate shall increase by ****.

If a change in law eliminates the availability of the federal Investment Tax Credit of 30% for solar technology prior to the Required Commercial Operation Date, Seller and EPE shall negotiate in good faith for a price adjustment commensurate with the reduction of tax benefits to the Seller.

If the Seller’s cost of interconnection, including generator-step up transformers and tap, to the EPE electric system exceeds $4 million, then for each additional $1 million of network upgrades, the Renewable Energy Payment Rate shall increase by **** and for each additional $1 million of transmission upgrades that are not network upgrades by ****.

Exhibit F

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT G

SELLER’S FORMAT FOR RENEWABLE ENERGY CERTIFICATES

In accordance with Article 10 of this Agreement, Seller shall provide EPE with RECs in the format prescribed in this exhibit.

RENEWABLE ENERGY CERTIFICATE

Period: For the month of                                         , 20__.

Source of REC: Renewable Energy Provider

[Seller Name, Address, Facility Name]

Contact:

[Seller contact person, address, telephone, fax and email]

Generator type:

Nameplate capacity:                          (in MW)

Date of generator start-up:

Fuel source:

Revenue Meter manufacturer and identification / serial number:

Location of generator:

Renewable Energy Purchaser:

Interconnection Utility: El Paso Electric Company

Control Area Operator: El Paso Electric Company

EPE Contact:

Evan Evans

P.O. Box 982

El Paso, TX 79960

(915)543-5995

Fax (915) 521-4729

Exhibit G

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

MONTHLY STATEMENT OF RECS

Renewable energy delivery for the month of                                         , 20

Energy Delivered:                                          kWh

Weighted Value of Energy Delivered                                          kWh (multiply by RPS multiplier)

SUPPLIER CERTIFICATION

I,                                                                                               , hereby certify that:

The energy produced, sold and delivered by [Seller] to El Paso Electric Company from these facilities is from a renewable energy resource, as defined by the New Mexico Renewable Energy Act, NMSA 1978, Section 62-16-1 et seq., and the NMPRC Rule 572, Renewable Energy For Electric Utilities, 17.9.572 NMAC;

Each kilowatt hour of electricity is generated using a                  fuel source; and

No other Renewable Energy Certificates associated with the renewable energy produced and delivered by [Seller] to El Paso Electric Company have been traded, sold, retired or otherwise transferred by [Seller] to any other person or entity.

[SELLER]

By:
[Name/Title]

Date

Exhibit G

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.